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BANNER CORPORATION
(Name of Registrant as Specified in Its Charter)

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  March 25, 2016

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Banner Corporation.  The meeting will be held at the Marcus Whitman Hotel, 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 26, 2016, at 10:00 a.m., local time.

The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers of Banner Corporation, as well as a representative of Moss Adams LLP, our independent auditor, will be present to respond to relevant questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to promptly vote.  You may vote your shares via the Internet or a toll-free telephone number, or by completing and mailing the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

/s/Mark J. Grescovich

Mark J. Grescovich
President and Chief Executive Officer

BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362
(509) 527-3636

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2016

Notice is hereby given that the 2016 annual meeting of shareholders of Banner Corporation will be held at the Marcus Whitman Hotel, 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 26, 2016, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

Proposal 1.	Election of six directors to each serve for a three-year term, two directors to each serve for a two-year term, and one director to serve for a one-year term.

Proposal 2.	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3.	Ratification of the Audit Committee’s selection of Moss Adams LLP as our independent auditor for 2016.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on March 1, 2016 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by submitting your vote via the Internet or telephone, or by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ ALBERT H. MARSHALL

ALBERT H. MARSHALL
SECRETARY

Walla Walla, Washington
March 25, 2016

IMPORTANT: Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum.  You may vote via the Internet or by telephone.  Alternatively, a proxy card and self-addressed envelope are enclosed for your convenience.  No postage is necessary if mailed in the United States.

PROXY STATEMENT
OF
BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362
(509) 527-3636

ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2016

The Board of Directors of Banner Corporation is using this Proxy Statement to solicit proxies from our shareholders for use at the 2016 annual meeting of shareholders.  We are first mailing this Proxy Statement and the form of proxy to our shareholders on or about March 25, 2016.

The information provided in this Proxy Statement relates to Banner Corporation and its wholly-owned subsidiaries, Banner Bank and Islanders Bank.  Banner Corporation may also be referred to as “Banner” and Banner Bank and Islanders Bank may also be referred to as the “Banks.”  References to “we,” “us” and “our” refer to Banner and, as the context requires, the Banks.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Tuesday, April 26, 2016
Time:	10:00 a.m., local time
Place:	Marcus Whitman Hotel, 6 W. Rose Street, Walla Walla, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of six directors to each serve for a three-year term, two directors to each serve for a two-year term, and one director to serve for a one-year term.

Proposal 2.	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3.	Ratification of the Audit Committee’s selection of Moss Adams LLP as our independent auditor for 2016.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Who is Entitled to Vote?

We have fixed the close of business on March 1, 2016 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Banner’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Banner common stock you own.  On March 1, 2016, there were 32,820,077 shares of Banner common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This question provides voting instructions for shareholders of record.  You are a shareholder of record if your shares of Banner common stock are held in your name.  If you are a beneficial owner of Banner common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Banner common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Shareholders may vote by proxy via the Internet or a toll-free telephone number, or by mailing a proxy card.  Instructions for voting are found on the proxy card.  Shares of Banner common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement and FOR ratification of the selection of Moss Adams LLP as our independent auditor for 2016.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse or other party and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”  The proposal to elect directors and the advisory vote to approve executive compensation are considered non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted with respect to these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Banner common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Banner common stock.  Accordingly, the nominees who receive the highest number of votes for the directorships for which they have been nominated will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election.  Our Board of Directors unanimously recommends that you vote FOR the election of each of our director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

The advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Ratification of the Selection of the Independent Auditor

Ratification of the selection of Moss Adams LLP as our independent auditor for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR the ratification of the selection of the independent auditor.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 26, 2016

Our Proxy Statement and 2015 Annual Report to Shareholders are available at www.bannerbank.com/proxymaterials.  The following materials are available for review: Proxy Statement; proxy card; and 2015 Annual Report to Shareholders.  Directions to attend the annual meeting, where you may vote in person, can be found online at http://www.marcuswhitmanhotel.com/explore-getdirections.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying Banner’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in “street name,” you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth, as of March 1, 2016, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Banner’s common stock other than directors and executive officers;

•	each director and director nominee of Banner;

•	each executive officer named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of Banner and Banner Bank as a group.

Persons and groups who beneficially own in excess of five percent of Banner’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership under the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”).  To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Banner’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

As of the voting record date, there were 34,241,026 shares of Banner common stock outstanding.  Of these shares, 32,820,077 had voting rights and 1,420,949 were non-voting shares.  The non-voting shares consist of: (1) shares of restricted stock subject to performance-based vesting conditions that were issued to the named executive officers in 2013, 2014 and 2015; and (2) shares issues in connection with Banner’s acquisition of AmericanWest Bank.  The rights associated with the shares of restricted stock are described in greater detail below on page 26.

Name	Number of Shares Beneficially Owned (1)		Percent of Voting Shares Outstanding

Beneficial Owners of More Than 5%

BlackRock, Inc.	1,762,259	(2)	5.37
Oaktree Funds	2,598,988	(3)	7.92
FFL Holders	2,598,988	(4)	7.92
The Vanguard Group	1,847,737	(5)	5.63
FMR LLC	1,647,960	(6)	5.02

Directors

Robert D. Adams	19,532		*
Doyle L. Arnold	--		*
Gordon E. Budke	3,257	(7)	*

(Table continued on following page)

Name	Number of Shares Beneficially Owned (1)		Percent of Voting Shares Outstanding

Connie R. Collingsworth	1,696		*
Spencer C. Fleischer	--		*
Jesse G. Foster	11,296	(8)	*
Michael J. Gillfillan	100		*
Roberto R. Herencia	--		*
D. Michael Jones	24,051	(9)	*
David A. Klaue	89,021		*
Constance H. Kravas	13,611	(10)	*
John R. Layman	22,597	(11)	*
David I. Matson	2,322	(12)	*
Brent A. Orrico	72,279	(13)	*
Gary Sirmon	38,285	(14)	*
Michael M. Smith	25,120	(15)	*

Named Executive Officers

Mark J. Grescovich**	95,526		*
Lloyd W. Baker	23,634	(16)	*
Richard B. Barton	13,223		*
Cynthia D. Purcell	11,942		*
James R. Claffee	55,275		*

All Executive Officers and Directors as a Group (30 persons)	651,113		1.98%
___________
*	Less than 1% of shares outstanding.
**	Also a director of Banner.
(1)
Shares of restricted stock granted under the 2012 Restricted Stock and Incentive Bonus Plan and the 2014 Omnibus Incentive Plan (Amended and Restated), as to which the holders have voting power but not investment power, are included as follows: Mr. Jones, 653 shares; Mr. Grescovich, 12,863 shares; Mr. Baker, 2,489 shares; Mr. Barton, 2,529 shares; Ms. Purcell, 2,825 shares; and all executive officers and directors as a group, 51,948 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options granted pursuant to Banner’s stock option plans: Mr. Klaue, 2,500; and Mr. Layman, 2,500; and all executive officers and directors as a group, 5,000.

(2)
Based on a Schedule 13G/A dated January 12, 2015, which reports sole voting power over 1,715,528 shares and sole dispositive power over 1,762,259 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(3)	Oaktree Principal Fund V (Delaware), L.P. (the “PF V Fund”) and Oaktree FF Investment Fund AIF (Delaware), L.P. (the “AIF Fund”) constitute the Oaktree Funds.

The following entities may be deemed to have indirect beneficial ownership of the shares held by the PF V Fund: Oaktree Capital Group Holdings GP, LLC (“OCGH GP”), in its capacity as the manager of Oaktree Capital Group, LLC (“OCG”) and the general partner of Oaktree Capital Group Holdings, L.P. (“OCGH LP”); OCG, in its capacity as managing member of Oaktree Holdings, LLC (“Oaktree Holdings”); Oaktree Holdings, in its capacity as managing member of OCM Holdings I, LLC (“OCM Holdings I”); OCM Holdings I, in its capacity as general partner of Oaktree Capital I, L.P. (“Oaktree Capital I”); Oaktree Capital I, in its capacity as general partner of Oaktree Fund GP I, L.P. (“Oaktree Fund GP I”); Oaktree Fund GP I, in its capacity as managing member of Oaktree Fund GP, LLC (“Oaktree Fund GP”); and Oaktree Fund GP, in its capacity as general partner of the PF V Fund.
The following entities may be deemed to have indirect beneficial ownership of the shares held by the AIF Fund: OCGH GP, in its capacity as the general partner of OCGH LP; OCGH LP, in its capacity as the sole voting shareholder of Oaktree AIF Holdings, Inc. (“Oaktree AIF Holdings”); Oaktree AIF Holdings, in its capacity as general partner of Oaktree AIF Investments, L.P. (“Oaktree AIF Investments”); Oaktree AIF Investments, in its capacity as general partner of Oaktree Fund GP III, L.P. (“Oaktree GP III”); Oaktree GP III, in its capacity as managing member of Oaktree Fund GP AIF, LLC (“Oaktree GP AIF”); Oaktree GP AIF, in its capacity as general partner of Oaktree Fund AIF Series, L.P. (“Oaktree AIF” and, collectively with OCGH GP, OCGH LP, OCG, Oaktree Holdings, Oaktree Holdings I, Oaktree Capital I, Oaktree Fund GP I, Oaktree Fund GP, Oaktree AIF Holdings, Oaktree AIF Investments, Oaktree GP III and Oaktree GP AIF, collectively, the “Oaktree Entities”), and Oaktree AIF, in its capacity as general partner of the AIF Fund.
OCGH GP is managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank, Sheldon M. Stone, Stephen A. Kaplan and David M. Kirchheimer (the “OCGH GP Members”). In such capacity, the OCGH GP Members may be deemed to have indirect beneficial ownership of the shares held directly or indirectly by the Oaktree Funds.

Each Oaktree Entity and each OCGH GP Member disclaims beneficial ownership of the equity interests and the shares held directly or indirectly by the Oaktree Funds except to the extent of their respective pecuniary interest therein, if any. The address for each of the Oaktree Funds is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(4)
Friedman Fleischer & Lowe Capital Partners III, L.P., Friedman Fleisher & Lowe Parallel Fund III, L.P., FFL Individual Partners III, L.P. and FFL Executive Partners III, L.P. collectively constitute the FFL Holders. Friedman Fleischer & Lowe GP III, L.P. is the general partner of the FFL Holders. As such, Friedman Fleischer & Lowe GP III, L.P. may be deemed to have the power to direct the voting and disposition of the shares owned by the FFL Holders. Friedman Fleischer & Lowe GP III, L.P. disclaims beneficial ownership of any shares of common stock owned by the FFL Holders, except to the extent of its pecuniary interest therein. Friedman Fleischer & Lowe GP III, LLC is the general partner of Friedman Fleischer & Lowe GP III, L.P. As such, Friedman Fleischer & Lowe GP III, LLC may be deemed to have the power to direct the voting and disposition of the shares owned by the FFL Holders. Friedman Fleischer & Lowe GP III, LLC disclaims beneficial ownership of any shares of common stock owned by the FFL Holders, except to the extent of its pecuniary interest therein. The address for each of the FFL Holders is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, Suite 2200, San Francisco, California 94111.

(5)
Based on a Schedule 13G/A dated February 10, 2016, which reports sole voting power over 25,492 shares, sole dispositive power over 1,821,245 shares and shared dispositive power over 26,492 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
Based on a Schedule 13G/A dated February 12, 2016, which reports sole voting power over 1,060 shares and sole dispositive power over 1,647,960 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(7)	Includes 1,645 shares owned by a trust directed by Mr. Budke and his wife.
(8)	Includes 8,585 shares owned solely by his wife.
(9)	Includes 142 shares held as custodian for minors.
(10)	Includes 167 shares held jointly with her husband.
(11)	Includes 10,714 shares which have been pledged.
(12)	Owned by a trust directed by Mr. Matson and his wife.
(13)	Includes 36,935 shares owned by companies controlled by Mr. Orrico and 18,827 shares owned by trusts directed by Mr. Orrico.
(14)	Includes 26,998 shares held jointly with his wife.
(15)	Includes 1,457 shares held jointly with his wife, 2,285 shares owned solely by his wife and 7,142 shares owned by a company controlled by Mr. Smith.
(16)	Includes 121 shares owned solely by his wife and 8,489 shares held jointly with his wife.

 PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of 17 members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The table below sets forth information regarding each director of Banner and each nominee for director.  The Corporate Governance/Nominating Committee of the Board of Directors selects nominees for election as directors.  All of our nominees currently serve as Banner directors.

On November 5, 2014, Banner entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SKBHC Holdings LLC, a Delaware limited liability company (“Holdings”), and Starbuck  Bancshares, Inc., a Minnesota corporation (“Starbuck”). The Merger Agreement provided that Starbuck would merge with a subsidiary of Banner and immediately following that merger, Starbuck’s wholly owned subsidiary bank, AmericanWest Bank, would merge with and into Banner Bank.  The mergers were completed on October 1, 2015 and pursuant to the terms of the Merger Agreement, the Banner Board of Directors increased its size from 12 to 17 members.  Three of the vacancies were reserved for one representative of each of the three Holdings investors who entered into an investor letter agreement with Banner, as described below, and two of the vacancies were reserved for independent directors who were members of the Holdings board of directors prior to the merger or other persons mutually agreed on by Banner and Holdings.

In connection with the execution of the Merger Agreement, Banner entered into letter agreements (the “Investor Letter Agreements”) with investment funds affiliated with each of Oaktree Principal Fund V (Delaware), L.P., Friedman Fleischer and Lowe Capital Partners III, L.P. and GS Capital Partners VI Fund, L.P., and certain of their respective affiliates (each, an “Investor”), who in the aggregate owned a majority of the outstanding equity interests of Holdings.  Each of the Investors has the right to designate one individual for appointment to Banner’s Board of Directors, who must be reasonably acceptable to Banner’s Board and meet certain other qualifications.  Each Investor’s right to designate a Board member began at the effective time of the Merger and remains in effect until such Investor’s holdings of Banner common stock represents less than five percent of the outstanding shares of Banner common stock and non-voting common stock, excluding the dilutive effect of primary issuances of Banner common stock or non-voting common stock (or securities convertible or exchangeable therefor).  Spencer C. Fleischer and Michael J. Gillfillan were appointed to the Board of Directors on October 1, 2015, as designated by Friedman Fleischer and Lowe Capital Partners III, L.P. and GS Capital Partners VI Fund, L.P., respectively.  Doyle L. Arnold, Roberto R. Herencia and David I. Matson were appointed to the Board effective March 1, 2016.  Mr. Arnold is the designee of Oaktree Principal Fund V (Delaware), L.P. and Mr. Herencia and Mr. Matson are the directors mutually agreed upon by Banner and Holdings.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Robert D. Adams, Connie R. Collingsworth, Gary Sirmon, Brent A. Orrico, Spencer C. Fleischer and Doyle L. Arnold each for a three-year term, Roberto R. Herencia and David I. Matson each for a two-year term and Michael J. Gillfillan for a one-year term.

Name	Age as of December 31, 2015	Year First Elected or Appointed Director (1)	Term to Expire

BOARD NOMINEES

Robert D. Adams	74	1984	2019 (2)
Connie R. Collingsworth	57	2013	2019 (2)
Gary Sirmon	72	1983	2019 (2)
Brent A. Orrico	66	1999	2019 (2)
Spencer C. Fleischer	62	2015	2019 (2)
Doyle L. Arnold	67	2016	2019 (2)
Roberto R. Herencia	56	2016	2018 (2)
David I. Matson	71	2016	2018 (2)
Michael J. Gillfillan	67	2015	2017 (2)

DIRECTORS CONTINUING IN OFFICE

Jesse G. Foster	77	1996	2017
Mark J. Grescovich	51	2010	2017
D. Michael Jones	73	2002	2017
David A. Klaue	62	2007	2017
Gordon E. Budke	74	2002	2018
Constance H. Kravas	69	2004	2018
John R. Layman	57	2007	2018
Michael M. Smith	61	2003	2018
___________
(1)           Includes prior service on the Board of Directors of Banner Bank for all directors who have served since 1995 or earlier.
(2)           Assuming re-election.

Information Regarding Nominees for Election.  Set forth below is the present principal occupation and other business experience during the last five years of each nominee for election, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director of Banner.

Robert D. Adams sold his business interests in 2005 as a partner in, and retired as President and Chief Executive Officer of, Carroll Adams Tractor Co., which sold and rented farm, industrial and consumer equipment and with which he was affiliated for 36 years. Through his career, Mr. Adams developed expertise in management, risk assessment, and agricultural and commercial building construction. Also during his career, Mr. Adams remained active in the United States Air Force Reserve, retiring as a Lt. Colonel.

Connie R. Collingsworth serves as General Counsel and Secretary of the Bill & Melinda Gates Foundation in Seattle, Washington, where she manages the Foundation’s legal needs and has provided leadership in the areas of risk management, compliance and corporate governance. Since 2007, she has also served on the Foundation’s Executive Leadership Team, which is responsible for the development and execution of Foundation-wide strategy and policy and coordination of overall operations. Prior to joining the Foundation in 2002, Ms. Collingsworth was a partner of Preston Gates & Ellis, now K&L Gates, a leading Northwest law firm based in Seattle, where she served as lead attorney for a broad range of commercial transactions, mergers and acquisitions, and private equity financings. Ms. Collingsworth also serves on the Board of Directors of Premera Blue Cross, one of the largest health plan providers in the Pacific Northwest.

Gary Sirmon is Chairman of the Board and a director of Banner and Banner Bank. He joined Banner Bank in 1980 as an Executive Vice President and served as its Chief Executive Officer from 1982 until February 2002. Mr. Sirmon’s extensive career in banking has given him expertise in management, strategic planning, risk management, and mergers and acquisitions.

Brent A. Orrico is President of FAO Corporation, an asset management company, and is a principal of B & O Financial Management Company, with which he has been affiliated for 19 years. Mr. Orrico has 35 years of experience in banking and finance-related business activities, including having served as an executive officer at a major financial institution and being a founding member of two community banks. Mr. Orrico also serves as a director of Islanders Bank.

Spencer C. Fleischer is a founder, Co-CEO and President of Friedman Fleischer & Lowe, LLC and a director of The Clorox Company, Levi Strauss & Co. and Strategic Asset Management, LLC. He was a director of Wilton Re Holdings Limited from June 2004 to June 2014. He is a member of the Development Committee for Lincoln College, Oxford and a Director of Americans for Oxford, Inc. Mr. Fleischer served as an advisor to the Investment Committee of the William and Flora Hewlett Foundation for ten years. Mr. Fleischer previously spent 19 years with Morgan Stanley as an investment banker and manager. He was a member of the worldwide Investment Banking Operating Committee, Head of Investment Banking in Asia and Head of Corporate Finance for Europe. He earned an M.Phil. in Management Studies at Oxford University as a Rhodes Scholar and graduated from the University of the Witwatersrand in Johannesburg with a B.A. (Hons) in Economics.

Doyle L. Arnold is a retired banker, most recently serving as Vice Chairman and Chief Financial Officer at Zions Bancorporation, a large, publicly traded bank holding company from 2005 until May 2015.  From 2001 to 2005, Mr. Arnold served as Executive Vice President, Chief Financial Officer and Corporate Secretary at Zions.  Prior to joining Zions Bancorporation, Mr. Arnold was Group Executive Vice President for Corporate Strategy and Development at Bank of America Corporation and Senior Vice President for Corporate Strategy at Wells Fargo & Company, a banking institution.  Mr. Arnold also served as Senior Deputy Comptroller of the Currency and executive assistant to the Deputy Secretary of the Treasury during the Reagan administration.  He has also served as chief financial and administrative officer of Bankserv, Inc., a leading electronic payments company.  Mr. Arnold currently serves as a director of Group 1 Automotive, Inc.   He also serves on the Board of Trustees, Finance and Audit Committees of Rice University, on the Board, Finance and Endowment Investment Committees of the Utah Symphony & Opera and on the Lassonde Entrepreneurial Center Advisory Board of the University of Utah.  Mr. Arnold received his B.A. in economics and mathematics from Rice University and has an M.B.A. from Stanford University Graduate School of Business.

Roberto R. Herencia is a director and Chairman of the Board of First Bancorp., San Juan, Puerto Rico, positions he has held since October 2011. Mr. Herencia, since October 2010, has also served as President and Chief Executive Officer of BXM Holdings, a fund specializing in community bank investments.  Between 2009 and 2010, Mr. Herencia was President and Chief Executive Officer of Midwest Banc Holdings, Inc. and its subsidiary Midwest Bank and Trust. Prior to that, he spent 17 years with Popular Inc. as its Executive Vice President and as President of Popular Inc.’s subsidiary Banco Popular North America.  Prior to joining Popular, Mr. Herencia spent 10 years with The First National Bank of Chicago (now J.P. Morgan Chase) in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division. He has been an independent director and the chairman of the board of Byline Bancorp and its subsidiary bank, Byline Bank, since June 2013. Mr. Herencia served as an independent director of SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, both bank holding companies based in Seattle, Washington; and as an independent director of Starbuck’s state non-member bank subsidiary, AmericanWest Bank, Spokane, Washington from November 2010 until October 1, 2015 when SKBHC Holdings LLC merged with Banner.  Mr. Herencia was appointed in 2011 by President Obama to serve on the Overseas Private Investment Corporation’s Board of Directors and was

renominated in April 2013. He is a Trustee of DePaul University and Northwestern Memorial Foundation in Chicago and serves on the Board of Directors of Junior Achievement of Chicago, the Navy Pier Corporation in Chicago, and Operation Hope in Los Angeles.  He is a member of the Finance Council of the Archdiocese of Chicago.  Mr. Herencia has received numerous awards for his civic contributions including the Distinguished Corporate Citizenship Award from The Jewish Council on Urban Affairs, the Evy Award from A Silver Lining Foundation and the prestigious Ellis Island Medal of Honor.  He graduated magna cum laude and received his B.S.B.A. in finance from Georgetown University and his M.B.A. from the Kellogg School of Management at Northwestern University.

David I. Matson is a former bank executive with nearly 40 years of banking experience. He currently serves as a director of First Bancorp., San Juan, Puerto Rico.  Mr. Matson served as an independent director of SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and as a director of AmericanWest Bank, a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares from 2010 until October 1, 2015 when SKBHC Holdings LLC merged with Banner.  Mr. Matson entered the banking sector as a vice president and area manager at Wells Fargo Leasing, a subsidiary of Wells Fargo & Company.  In 1976, Mr. Matson joined Union Bank and served in increasingly senior roles within that organization until his retirement in 2010.  During his tenure at Union Bank, Mr. Matson served in a variety of management roles across the institution, including senior loan and credit officer; controller; senior vice president of merchant banking; senior vice president of institutional and deposit markets; executive vice president and director of Union Bank’s finance group; chief financial officer of the holding company and its subsidiary (Union Bank); and ultimately as its vice chairman and chief financial officer until his retirement in February 2010.

Michael J. Gillfillan co-founded AloStar Bank of Commerce in 2011 and served as its Chief Executive Officer and Chairman from April 2011 to April 2015.  Mr. Gillfillan spent 35 years in banking and finance positions, with extensive leadership experience in troubled debt restructuring, turnaround management and strategic finance issues dealing with capital structure and capital adequacy.  Mr. Gillfillan spent more than 25 years at Wells Fargo and Company, serving as its Vice Chairman and Chief Credit Officer for the greater part of the period from 1991 to 1999.  He previously served as a director of Union Bank of California, N.A., MUFG Union Bank, N.A., UnionBanCal Corporation and MPG Office Trust.  Mr. Gillfillan received an M.B.A. from the University of California at Los Angeles and a B.A. in History from the University of California at Berkeley.

From August 1999 until February 2007, Mr. Gillfillan was a member of the board of directors of James Hardie Industries Limited (“Hardie”), an Australian company that was subject to asbestos claims arising out of its legacy business.  In 2007, the Australian Securities and Investment Commission filed a civil lawsuit related to a February 2001 announcement by Hardie to the Australian Stock Exchange concerning the establishment of a foundation to compensate asbestos victims.  In April 2009, a trial court in New South Wales, Australia (“NSW”) issued a judgment finding that the directors of Hardie, including Mr. Gillfillan, and several members of management breached their duties of care and diligence by approving a draft of the February 2001 announcement.  The court determined that the announcement was misleading because it incorrectly suggested that the foundation would have sufficient funds to pay all legitimate claims. In 2010, the NSW Court of Appeal upheld an appeal on behalf of the non-executive directors, including Mr. Gillfillan, overturning the trial court ruling.  In 2012, the High Court of Australia overturned the NSW Court of Appeal ruling and upheld the finding of the NSW trial court.  The court imposed civil monetary penalties on each of the former independent directors, including Mr. Gillfillan, and precluded such individuals from managing an Australian corporation for a period of three years.  Mr. Gillfillan’s disqualification ended December 31, 2012.

Information Regarding Incumbent Directors.  Set forth below is the present principal occupation and other business experience during the last five years of each director continuing in office, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on Banner’s Board of Directors.

Jesse G. Foster is Vice Chairman of the Board and a director of Banner and Banner Bank. Mr. Foster retired as an officer of Banner in 2003 and served as a consultant to Banner Bank until the end of 2010. He was formerly the Chief Executive Officer, President and a director of Inland Empire Bank, which he joined in 1962. Mr. Foster’s banking career has given him expertise in all areas of banking.

Mark J. Grescovich is President and Chief Executive Officer, and a director, of Banner Corporation and Banner Bank. Mr. Grescovich joined the Bank in April 2010 and became Chief Executive Officer in August 2010 following an extensive banking career specializing in finance, credit administration and risk management. Prior to joining the Bank, Mr. Grescovich was the Executive Vice President and Chief Corporate Banking Officer for Akron, Ohio-based FirstMerit Corporation and FirstMerit Bank N.A., a commercial bank with $14.5 billion in assets and over 200 branch offices in three states. He assumed the role and responsibility for FirstMerit’s commercial and regional line of business in 2007, having served since 1994 in various commercial and corporate banking positions, including that of Chief Credit Officer. Prior to joining FirstMerit, Mr. Grescovich was a Managing Partner in corporate finance with Sequoia Financial Group, Inc. of Akron, Ohio and a commercial and corporate lending officer and credit analyst with Society National Bank of Cleveland, Ohio.

D. Michael Jones retired in 2010 as President and Chief Executive Officer of Banner and Banner Bank. He joined Banner Bank in 2002 following an extensive career in banking, finance and accounting. Mr. Jones is a Certified Public Accountant (inactive) and served as President and Chief Executive Officer from 1996 to 2001 for Source Capital Corporation, a lending company in Spokane, Washington. From 1987 to 1995, Mr. Jones served as President of West One Bancorp, a large regional banking franchise based in Boise, Idaho. Mr. Jones’ banking career has given him expertise in all areas of banking.

David A. Klaue served as Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007. He is Chairman of the Board of Empire Lumber Co., a diversified wood products manufacturer with operations in Washington, Idaho and Montana; Felts Field Aviation, an air transportation company; Park Ranch Land & Cattle Co., a cow/calf feeder and hay producer; and Empire Investments, a real estate investment company, companies with which he has been affiliated for over 34 years. He is a managing member in various other real estate investment, equipment and sales companies. Mr. Klaue’s career has afforded him expertise in banking, business, agricultural and real estate management.

Gordon E. Budke is President of Budke Consulting, PLLC, which specializes in general business assistance to small and growing companies. A Certified Public Accountant with over 38 years of experience in public accounting, Mr. Budke retired as a partner from Coopers & Lybrand (now PricewaterhouseCoopers) in October 1997. His qualification as an audit committee financial expert was the primary reason for his nomination to the Board. Mr. Budke also serves on the Board of Directors of Yokes Foods, Inc.

Constance H. Kravas is the University of Washington’s Vice President for University Advancement and also serves as the President of the University of Washington Foundation. Prior to joining the University of Washington in 2001, she served as Vice Chancellor for University Advancement at the University of California, Riverside, and as Vice President for Advancement of Washington State University and President of the Washington State University Foundation. Dr. Kravas has over 35 years of experience in leadership and management positions for not-for-profit boards.

John R. Layman served as co-Vice Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007. He is managing partner of Layman Law Firm, PLLP, with which he has been associated since 1983. His areas of practice include real estate development, commercial litigation, personal injury and product liability. He also has experience in corporate duties, securities litigation, fiduciary obligations and reporting requirements.

Michael M. Smith has managed a family-owned farming and orchard operation, B.T. Loftus Ranches, Inc., in Washington’s Yakima valley since 1974.  He is also a founder, director and former president of Yakima Chief, Inc., an international hops sales organization.  Mr. Smith’s career has afforded him experience in managing financial and operational aspects of agricultural companies.

 MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

The Board of Directors conducts its business through Board meetings and through its committees.  During the year ended December 31, 2015, the Board of Directors held eight meetings.  No director attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

Committees and Committee Charters

The Board of Directors has standing Executive, Audit, Compensation, Risk and Corporate Governance/Nominating Committees.  The Board has adopted written charters for the Audit, Compensation, Risk and Corporate Governance/ Nominating Committees and although copies of these charters are not available on our website,  the charters, excepting the Risk Committee charter, must be attached to the annual meeting proxy statement at least once every three years or when the charter has been materially amended.  The Audit, Compensation and Corporate Governance/Nominating Committee charters are attached to this Proxy Statement as Appendix A, Appendix B and Appendix C, respectively.

Executive Committee

The Executive Committee, consisting of Directors Orrico (Chairman), Budke, Foster, Gillfillan, Grescovich, Klaue and Sirmon, acts for the Board of Directors when formal Board action is required between regular meetings.  The Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers with Banner subsidiaries.  The Executive Committee met once during the year ended December 31, 2015.  Director Matson was appointed to this Committee effective March 1, 2016.

Audit Committee

The Audit Committee, consisting of Directors Budke (Chairman), Adams, Klaue and Layman, oversees management’s fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system.  It also has the sole authority to appoint or replace our independent auditor and oversees the activities of our internal audit functions.  The Audit Committee believes it has fulfilled its responsibilities under its charter.  The Committee met 12 times during the year ended December 31, 2015.  Director Matson was appointed to this Committee effective March 1, 2016.

Each member of the Audit Committee is “independent,” in accordance with the requirements for companies quoted on The NASDAQ Stock Market (“NASDAQ”).  In addition, the Board of Directors has determined that Mr. Budke meets the definition of “audit committee financial expert,” as defined by the SEC.

Compensation Committee

The Compensation Committee, which consists of Directors Smith (Chairman), Collingsworth, Klaue and Kravas, sets salary policies and levels for senior management and oversees all of our salary and incentive compensation programs.  The Committee believes it has fulfilled its responsibilities under its charter.  The Compensation Committee met ten times during the year ended December 31, 2015.  Director Herencia was appointed to this Committee effective March 1, 2016.

Each member of the Compensation Committee is “independent,” in accordance with the requirements for companies quoted on NASDAQ.  The Committee meets, outside of the presence of Mr. Grescovich, to discuss his compensation and make its recommendation to the full Board, which then votes on his compensation.  Mr. Grescovich makes recommendations to the Compensation Committee regarding the compensation of all other executive officers.  The Committee considers the recommendations of Mr. Grescovich and makes its recommendation to the full Board, which then votes on executive compensation.

Risk Committee

The Risk Committee, consisting of Directors Orrico (Chairman), Budke, Collingsworth, Grescovich, Sirmon and Smith, was established in September 2010 to provide effective oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor and manage our credit risk, market and liquidity risk, interest rate risk and operating risk, including technology, legal and compliance risk.  The Committee also reviews management’s strategies and policies for managing these risks and serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness.  The Risk Committee met seven times during the year ended December 31, 2015.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee, consisting of Directors Collingsworth (Chair), Foster, Gillfillan, Kravas and Orrico, assures that we maintain the highest standards and best practices in all critical areas relating to the management of the business of Banner.  The Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies.  The Corporate Governance/Nominating Committee believes it has fulfilled its responsibilities under its charter.  Each member of the Committee is “independent,” in accordance with the requirements for companies quoted on NASDAQ.  The Committee met three times during the year ended December 31, 2015.

Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate’s level of success and respect in the candidate’s field, as well as the candidate’s independence, communication skills, education, character and community involvement.  The Committee also considers the candidate’s knowledge of the banking business and whether the candidate would provide for adequate representation of our market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  The Committee does not specifically consider diversity in identifying nominees for director; however, the Committee believes that the judicious application of the criteria described above provide Banner with a well-rounded and effective Board with a diverse range of experience and perspectives.

In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a Banner director.  The Committee will consider director candidates recommended by our shareholders.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this Proxy Statement.

Leadership Structure

The positions of Chairman of the Board and of President and Chief Executive Officer are held by two persons.  This has been the case since 1995, when Banner was formed to become the holding company for Banner Bank.  The Board believes this structure is appropriate for Banner because it provides the Board with capable leadership and independence from management.  It also allows the President and Chief Executive Officer to focus on the day-to-day business of managing Banner, while the Chairman leads the Board.

Board Involvement in the Risk Management Process

The Board of Directors recognizes that effective risk management requires a high level of cooperation between the Board and senior management.  Nonetheless, the Board has established and maintains its independence in overseeing the conduct of Banner, including the risk management process.  The Board’s leadership structure takes into account its risk administration function by the conduct of its business through Board meetings and through its committees, in particular the Corporate Governance/Nominating, Audit and Risk Committees, as well as by the separation of the positions of Chairman of the Board and of President and Chief Executive Officer as described above.

Directors keep themselves informed of the activities and condition of Banner and of the risk environment in which it operates by regularly attending Board and assigned Committee meetings, and by review of meeting materials, auditor’s findings and recommendations, and supervisory communications.  Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Banner and the Banks by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.  The Corporate Governance/ Nominating Committee monitors and evaluates director training and information resources.

The Board oversees the conduct of Banner’s business and administers the risk management function by:

•	selecting, evaluating, and retaining competent senior management;

•	establishing, with senior management, Banner’s long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;

•	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;

•	overseeing Banner’s business performance; and

•	ensuring that the Banks help to meet our communities’ credit needs.

These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to the operation of Banner and the Banks.

The Board ensures that all significant risk taking activities are covered by written policies that are communicated to appropriate employees.  Specific policies cover material credit, market, liquidity, operational, legal and reputation risks.  The policies are formulated to further Banner’s business plan in a manner consistent with safe and sound practices.  The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and Banner’s and the Banks’ circumstances.  The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect Banner against external crimes and internal fraud and abuse.

The Board’s policies also establish mechanisms for providing the Board with the information needed to monitor Banner’s operations.  This includes senior management reports to the Board.  These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of the risk under consideration and Banner’s and the Banks’ unique circumstances.

The Board further enhanced its involvement in the risk management process in September 2010 by the establishment of a Risk Committee.  The Risk Committee reviews management’s strategies and policies for managing enterprise-wide risks and the processes established to identify, measure, monitor and manage those risks.  The Risk Committee also serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness.

The Board has also established a mechanism for independent third party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management.  This is accomplished, for example, by the Director of Internal Audit reporting directly to the Audit Committee.  In addition, an annual external audit is performed. The Audit Committee reviews the auditors’ findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations.  The Audit Committee provides regular reports of its activities to the Board.

The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from Banner’s regulators.  Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  The Corporate Governance/Nominating Committee is responsible for initiatives to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and NASDAQ rules governing corporate governance.  The Committee will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Code of Ethics.  On June 19, 2003, the Board of Directors adopted the Officer and Director Code of Ethics.  The Code is applicable to each of our directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct.  The Code of Ethics was amended on June 23, 2015 to include a provision regarding director resignation upon the termination of the contractual right of a shareholder to nominate a director and to add a confidentiality agreement.  A copy of the Code of Ethics was filed as an exhibit to Banner’s Annual Report on Form 10-K for the year ended December 31, 2015.

Communications with Shareholders.  The Board of Directors maintains a process for shareholders to communicate with the Board.  Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Banner Corporation, 10 S. First Avenue, Walla Walla, Washington 99362.  Any communication must state the number of shares beneficially owned by the shareholder making the communication.  The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at annual meetings of shareholders.  All directors attended last year’s annual meeting of shareholders.

Related Party Transactions.  We have a number of written policies governing transactions with related parties.  These policies are intended to ensure that all transactions entered into with related parties are in the best interests of Banner and its shareholders.  As a general rule, transactions with directors and officers, and their related interests are prohibited.  An exception applies to normal banking relationships.

Our Code of Ethics provides that where an officer or director finds that any financial or business relationship with customers, consultants, or vendors may impair, or appear to impair, the independence of business judgment on behalf of Banner, that person must (1) disclose fully to a supervisor, the Chief Executive Officer or to the Board of Directors the existence and nature of the conflict and (2) remove and insulate himself/herself from all decision-making and action related to that financial or business activity of Banner.  Each year, our directors and officers complete a conflict of interest questionnaire to ensure that no conflicts, or potential conflicts, of interest are overlooked.

The Banks have followed a policy of granting loans to our employees, officers and directors, which fully complies with all applicable federal and state regulations.  All outstanding loans to our directors and executive officers: (1) were made in the ordinary course of business; (2) were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Banks; and (3) did not involve more than the normal risk of collectability or present other unfavorable features when made.  Loans made to executive officers and directors are granted pursuant to the normal underwriting procedures of the Banks.  Loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to that person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.  All lines of credit to insiders that, combined with other loans, do not exceed $500,000 for directors and their related interests or $100,000 for executive officers and that do not fall within the exceptions to Regulation O of the Board of Governors of the Federal Reserve System (“Federal Reserve”) must be approved by the Board of Directors at least annually.  All loan approval and review procedures are governed by written policies.

In addition, each director and executive officer completes a form annually to identify all related interests.  Deposit and loan accounts of directors, executive officers and related interests are then coded in our systems so that developments can be tracked.  Our Regulation O officer, a compliance specialist, monitors developments monthly and completes a quarterly report of Regulation O compliance which is submitted to the Board of Directors.

Director Independence.  Our common stock is listed on The NASDAQ Global Select Market.  In accordance with NASDAQ rules, at least a majority of our directors must be independent directors.  The Board has determined that 14 of our 17 directors are “independent,” as defined by NASDAQ.  Robert D. Adams, Gordon E. Budke, Connie R. Collingsworth, Jesse G. Foster, Michael J. Gillfillan, Roberto R. Herencia, D. Michael Jones, David A. Klaue, Constance H. Kravas, John R. Layman, David I. Matson, Brent A. Orrico, Gary Sirmon and Michael M. Smith are independent.

Stock Ownership Guidelines

In October 2015, the Board of Directors adopted a non-employee stock ownership policy requiring non-employee directors to own shares of Banner’s common stock equal in value to three times the respective director’s annual cash retainer.   Directors are permitted to meet the policy requirements over time and are restricted from divesting shares until the policy requirement is met.  As of December 31, 2015, 10 of the then current 13 non-employee directors exceeded the ownership requirements under the policy.

DIRECTORS’ COMPENSATION

Director Compensation Table

The following table shows the compensation paid to our directors for 2015, with the exception of Mark J. Grescovich, a director and our President and Chief Executive Officer, whose compensation is included in the section entitled “Executive Compensation.”  Also excluded from the table are Directors Doyle L. Arnold, Roberto R. Herencia and David I. Matson, who were appointed to the Board effective March 1, 2016 and did not receive any director compensation for 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Robert D. Adams	35,000	30,240	--	275	65,515
Gordon E. Budke	50,500	40,336	--	566 (4)	91,402
Connie R. Collingsworth	42,750	34,038	--	939 (4)	77,727
Spencer C. Fleischer	7,500	--	--	--	7,500
Jesse G. Foster	32,500 (5)	30,240	(6)	75,943 (7)	138,683
Michael J. Gillfillan	7,500	--	--	--	7,500
David A. Klaue	41,500	30,240	--	419 (8)	72,159
Constance H. Kravas	34,500	30,240	--	275	65,015
D. Michael Jones	31,000 (5)	30,240	5,384 (9)	135,583 (10)	202,207
John R. Layman	36,000	30,240	--	388 (8)	66,628
Brent A. Orrico	62,850 (11)	30,240	--	275	93,365
Gary Sirmon	53,000 (5)	48,394	(12)	141,467 (13)	242,861
Michael M. Smith	43,500	35,288	--	321	79,109
___________
(1)	The following directors deferred all or a portion of their fees into Banner common stock, pursuant to the deferred fee agreements described below: Adams, Klaue, Kravas, Layman and Smith.
(2)
Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 14 of the Notes to Consolidated Financial Statements in Banner’s Annual Report on Form 10-K for the year ended December 31, 2015. Consists of awards of restricted stock units (restricted stock for Mr. Jones) on April 24, 2015, which vest on April 26, 2016. The directors had the following number of unvested stock awards or restricted stock units outstanding on December 31, 2015: Directors Adams, Foster, Klaue, Kravas, Jones, Layman and Orrico, 653 shares each; Director Budke, 871 shares; Director Collingsworth, 735 shares; Director Sirmon, 1,045 shares; and Director Smith, 762 shares.

(3)	Unless noted otherwise, consists of dividends on restricted stock.
(4)
Consists of business and occupation tax reimbursement and dividends on restricted stock. Effective July 1, 2010, Washington State subjects directors’ fees to a 1.8% business and occupation tax, which may be reduced by a small business tax credit allowance. Banner has agreed to reimburse or pay the tax on each director’s behalf.

(5)	Includes $1,000 for attending meetings of the Board of Directors of Community Financial Corporation, a subsidiary of Banner Bank.
(6)	The present value of Mr. Foster’s supplemental retirement benefits decreased by $70,379 in 2015.
(7)	Mr. Foster received $72,000 pursuant to his supplemental retirement agreement (as described below); also includes life insurance premiums paid and dividends on restricted stock.
(8)	Consists of the value of a life insurance premium under a split-dollar arrangement and dividends on restricted stock.
(9)	Consists of above-market earnings on deferred compensation. The present value of Mr. Jones’ supplemental retirement benefits decreased by $49,147 in 2015.
(10)	Mr. Jones received $134,050 pursuant to his supplemental retirement agreement (as described below); also includes life insurance premiums paid and dividends on restricted stock.
(11)	Includes $26,100 in fees for attending meetings of the Board of Directors of Islanders Bank.
(12)	The present value of Mr. Sirmon’s supplemental retirement benefits and salary continuation plan decreased by $42,568 in 2015.
(13)
Mr. Sirmon received $77,062 pursuant to his salary continuation agreement and $57,604 pursuant to his supplemental retirement agreement (each as described below); also includes country club dues, life insurance premiums paid, business and occupation tax reimbursement and dividends on restricted stock.

Non-employee directors of Banner receive an annual cash retainer paid monthly of $30,000, an annual restricted stock or restricted stock unit award of $30,000 and a fee of $500 per committee meeting attended.  The Chairman of the Board and various committee chairs receive additional retainers as follows: the Chairman of the Board, annual cash retainer of $18,000 and $18,000 in restricted stock or restricted stock units; the Chairman of the Audit Committee, annual cash retainer of $10,000 and $10,000 in restricted stock or restricted stock units, the Chairman of the Compensation Committee, annual cash retainer of $5,000 and $5,000 in restricted stock or restricted stock units; and the Chairman of the Corporate Governance/Nominating Committee, cash retainer of $3,750 and $3,750 in restricted stock or restricted stock units. The Chairman of the Risk Committee receives an additional $250 per committee meeting attended.

In order to encourage the retention of qualified directors, we have entered into deferred fee agreements whereby directors may defer all or a portion of their regular fees until retirement.  Each director may direct the investment of the deferred fees toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account.  We have established grantor trusts to hold the common stock and mutual fund-style investments.  The assets of the trusts are considered part of our general assets and the directors have the status of unsecured creditors of Banner with respect to the trust assets.  The deferred fee agreements provide pre-retirement death and disability benefits in an amount equal to the value of the director’s account balance upon the occurrence of either event.  At retirement, a director, as previously elected, may receive the balance of his or her account in a lump sum or in annual installments over a period not exceeding ten years.  In connection with its acquisitions, Banner also assumed liability for certain deferred compensation plans for the acquired institutions’ directors.  At December 31, 2015, our estimated deferred compensation liability accrual with respect to non-employee directors under these agreements was $4.1 million.

Banner Bank entered into agreements to provide supplemental retirement benefits to Messrs. Foster, Jones and Sirmon while each was employed by Banner as an executive officer.  Banner Bank has purchased life insurance to recover the benefits payable under these agreements upon each individual’s death.  The agreements provide that, following retirement at or after attaining age 62 (age 65 for Mr. Jones) and for a minimum of a 180-month period (for Mr. Foster, 144 months) thereafter, Banner Bank will pay each individual (or his beneficiary) an annual benefit based on his level of pre-retirement compensation and other retirement benefits.  Mr. Foster’s monthly benefit was $6,000 and was first paid on January 1, 2004; a final payment was made in December 2015.  Mr. Jones’ monthly benefit is $11,171 and was first paid on March 1, 2011.  Mr. Sirmon’s monthly benefit is approximately $4,800 and was first paid on August 1, 2005.

Banner Bank entered into a salary continuation agreement in October 1993 with Mr. Sirmon, a director and former President and Chief Executive Officer of Banner and Banner Bank, to ensure his continued service through retirement.  Banner Bank has purchased life insurance to recover the benefits payable under the agreement upon Mr. Sirmon’s death.  Mr. Sirmon retired on July 16, 2005 and will receive monthly payments over a minimum of a 180-month period following retirement.  Mr. Sirmon’s monthly benefit is approximately $6,422 and was first paid on August 1, 2005.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation philosophy and programs, and is intended to give context to the tables that follow in the section entitled, “Executive Compensation.”  In particular, we address the 2015 compensation of the following individuals, who are known as our named executive officers:

•	Mark J. Grescovich, President and Chief Executive Officer;

•	Lloyd W. Baker, Executive Vice President and Chief Financial Officer;

•	Richard B. Barton, Executive Vice President and Chief Lending Officer;

•	Cynthia D. Purcell, Executive Vice President of Retail Banking and Administration; and

•	James R. Claffee, Executive Vice President and Chief Integration Officer.

Mr. Claffee became an executive officer of Banner Bank on October 1, 2015, following the acquisition of AmericanWest Bank.  Banner and Banner Bank entered into a special six-month employment agreement with Mr. Claffee for duties related specifically to the merger and integration process.  As such, his compensation structure is different from that of the other named executive officers.  Information provided in this Compensation Discussion and Analysis is focused on the other named executive officers and does not include a discussion of Mr. Claffee’s compensation arrangement.  Please refer to the Summary Compensation Table and the description of his employment agreement on page 29 for specific information about Mr. Claffee’s compensation.

Executive Summary

2015 Corporate Highlights.  For the year ended December 31, 2015, Banner reported a net profit available to common shareholders of $45.2 million, or $1.89 per diluted share.  Management achieved substantial success on Banner’s goals to develop and continue strong earnings momentum as well as to maintain a moderate risk profile.  Highlights of this success for the year included outstanding client acquisition and account growth, significantly increased non-interest-bearing deposit balances and strong loan growth, as well as further improvement in our asset quality, resulting in meaningfully increased revenues from core operations.  The increased revenues reflect a solid net interest margin and growth in non-interest revenues.

Banner’s operating results for the year were substantially impacted by its acquisition activity.  In March 2015, Banner completed the acquisition of Siuslaw Financial Group, Inc., the holding company of Siuslaw Bank, with ten branch offices in Lane County, Oregon.  In October 2015, Banner completed the acquisition of Starbuck Bancshares, Inc., the bank holding company of AmericanWest Bank, headquartered in Spokane, Washington.  In particular, the AmericanWest Bank acquisition dramatically increased Banner’s scale and reach, nearly doubling its size in terms of assets, loans, deposits and branches, expanding Banner’s market presence in Washington, Oregon and Idaho, and introducing new growth markets in California and Utah.

Highlights of 2015 performance include:

•	completion of two significant mergers;

•	$3.5 billion, or 93%, growth in loans;

•	$1.3 billion, or 102%, growth in non-interest-bearing deposits;

•	$3.6 billion, or 114%, growth in core deposits, with core deposits representing 83% of total deposits, an increase from 80% at the end of the prior year;

•	revenues from core operations increased 36% to $305.9 million;

•	net interest margin of 4.10%;

•	deposit fees increased by 58%;

•	ongoing improvements in asset quality with non-performing assets falling to 0.28% of total assets at December 31, 2015; and

•	tangible book value of $29.66 per share and tangible common equity ratio of 10.68 % at December 31, 2015.

2015 Executive Compensation Highlights.  Our executive compensation program encourages and rewards sustainable growth in company value, while prudently managing risk and aligning the interests of our executives with those of our shareholders.  The structure of our program has been extremely important in support of our growth objectives and the critical need to keep our most senior leaders focused on the execution of our business strategy.  The pay-for-performance and governance principles that guide our program were fundamental to the following compensation decisions made by the Compensation Committee for 2015:

•	Base salaries: The named executive officers received salary increases of two percent, which was consistent with general staff salary increases for the year.

•
Short-term incentive compensation:  While performance against goals varied by performance measure, each of the named executive officers earned annual incentive payouts below their overall target opportunities.  The primary cause of the below-target payouts was the nonrecurring expenses associated with the two acquisitions during 2015.  Please see the discussion beginning on page 23 for more information.

•
Long-term incentive compensation:  In the first quarter of 2015, each of the named executive officers received grants of restricted stock and performance shares (for the 2015-2017 performance cycle), with target award levels unchanged from 2014 grants.  Performance shares granted in 2013 for the 2013-2015 performance cycle vested at 41.7% of target.  Please see the discussion beginning on page 25 for more information.

Given the importance of the 2015 acquisition activities to the execution of our business strategy, we anticipated it would be a unique year from a compensation perspective. The efforts and leadership of our executive team resulted in a transformative year of growth for Banner, creating the foundation for delivering on our commitment to a super community bank proposition.  In so doing, the executive team took actions that had negative consequences on their own incentive opportunities.  The Compensation Committee felt that it was important to treat management fairly for making decisions in the best interests of our shareholders.  Accordingly, the Compensation Committee recommended, and the Board approved, the following special, one-time transaction-related awards for certain named executive officers:

•
Special equity award for the Chief Executive Officer:  In recognition of his extraordinary leadership during 2015, Mr. Grescovich received a special, one-time grant of 11,000 restricted stock units (RSUs) on March 14, 2016.  These RSUs were fully vested on the date of grant.  However, to further align Mr. Grescovich’s compensation with the long-term interests of our shareholders, these RSUs will not be converted to shares and released to Mr. Grescovich until after his separation from service with Banner.

•
Special cash and stock bonus awards for certain other named executive officers:  Upon the recommendation of Mr. Grescovich, the Compensation Committee approved a discretionary cash bonus pool of $500,000 and a stock bonus pool of 7,500 shares (the “bonus pools”) for distribution to certain Banner executives, including Messrs. Baker and Barton and Ms. Purcell.  The primary purpose of the bonus pools was to recognize the valuable contribution of certain individuals, above and beyond their normal responsibilities, to the successful 2015 due diligence, negotiation and early stages of integration related to the 2015 acquisitions.  One-time cash awards paid to named executive officers for 2015 performance were as follows:  Mr. Baker, $65,181; Mr. Barton, $66,224; and Ms. Purcell, $73,578.  Stock bonuses, granted free of restrictions, to named executive officers for 2015 performance were as follows: Mr. Baker, 915 shares, Mr. Barton, 929 shares, and Ms. Purcell, 1,044 shares.

Results of Shareholder Vote on Executive Compensation.  We are required to periodically permit shareholders to vote to approve executive compensation, commonly known as a say-on-pay proposal.  At last year’s annual meeting of shareholders, the resolution was approved by 88% of the shares present for purposes of voting on executive compensation.  The Board and Compensation Committee considered the affirmative vote of the shareholders on the say-on-pay resolution at last year’s annual meeting as additional confirmation that our existing executive compensation practices were reasonable and aligned with the interests of our shareholders.

Executive Compensation Practices.  We are committed to strong compensation governance and continually monitor the evolution of best compensation practices.  Some of the more important practices incorporated into our program include the following:

•
Regular review of pay versus performance. The Committee continually reviews the relationship between executive compensation (particularly Chief Executive Officer) and Banner’s performance on both an absolute basis and relative to its compensation benchmarking peer group (described in the section entitled “Compensation Benchmarking”).

•
Rigorous and diversified performance metrics.  The Committee annually reviews performance goals for our annual and long-term incentive awards to assure the use of diversified and rigorous but attainable goals.

•
No repricing or cash buyouts of underwater stock options or stock appreciation rights.  Exercise prices are not allowed to be reduced, nor are outstanding awards allowed to be replaced with stock options or stock appreciation rights with a lower exercise price, without shareholder approval (except to adjust for stock splits or similar transactions), and Banner does not allow buyouts of underwater stock options or stock appreciation rights under any circumstances.

•
Use of double-triggers.  All change-in-control severance arrangements and accelerated vesting on all future equity awards now have a double-trigger, rather than a single-trigger for benefit eligibility.  This means that a change-in-control will not automatically entitle an executive to severance benefits or acceleration of vesting in outstanding equity awards; the executive must also lose his or her job, suffer a significant adverse change to employment terms and conditions, or be denied the continuation (or replacement) of the outstanding unvested awards by the acquiring company.

•
No excessive perquisites.  We provide limited perquisites to our executives that are consistent with the practices of our peer group and other comparable financial institutions.  Benefits include use of company cars, auto allowances and/or club memberships believed to be advantageous to Banner.

•	No tax gross-ups. Parachute excise tax reimbursements and gross-ups will not be provided in the event of a change-in-control.

•
Clawback of compensation. The Short-term and Long-term Incentive Plans both provide that incentive awards are subject to clawback in the event that Banner is required to prepare an accounting restatement due to error, omission or fraud.

•	Review of Committee charter. The Compensation Committee reviews its charter annually to incorporate best-in-class governance practices. The charter is attached to this Proxy Statement as Appendix B.

Compensation Program Objectives and Governance

Objectives and Overview of the Compensation Program.  Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Banner and Banner Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align the interests of management and shareholders.  The principles underlying the executive compensation policies include the following:

•	to attract and retain key executives who are vital to our long-term success and are of the highest caliber;

•	to provide levels of compensation competitive with those offered throughout the financial industry and consistent with our level of performance, complexity and market capitalization;

•	to motivate executives to enhance long-term shareholder value by granting awards tied to the value of our common stock; and

•	to integrate the compensation program with our annual and long-term strategic planning and performance measurement processes.

The Compensation Committees of Banner and Banner Bank consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of Banner and Banner Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of Banner and Banner Bank during the year.

Target Total Direct Compensation.  A significant portion of total compensation opportunity for our executives is performance-based, with performance goals focused on growing sustainable company value while prudently managing risk.  Performance-based pay comprised 41% of our Chief Executive Officer’s target total direct compensation opportunity in 2015 and 27% for the other named executive officers.  The following table provides a summary:

Allocation of 2015 Total Direct Compensation for the Named Executive Officers
Pay Component	Chief Executive Officer	Other Named Executive Officers

Base salary	45%	61%
Target annual incentive	23%	15%
Target performance-based equity	18%	12%
Time-based restricted stock	14%	12%
Target total direct compensation	100%	100%

We believe this balance of performance-based and stock-based elements is consistent with the objectives of our compensation program and the achievement of our short- and long-term financial goals.

Compensation Governance.  The Compensation Committee of the Banner Board of Directors is responsible for setting the policies and compensation levels for Banner directors, officers and employees, while the Compensation Committee of the Banner Bank Board of Directors is responsible for setting the policies and compensation levels for Banner Bank directors, officers and employees.  Banner Bank is the primary subsidiary of Banner.  Each Committee is responsible for evaluating the performance of its Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the appropriate Committee regarding compensation levels.  The Chief Executive Officer is not permitted to attend Committee meetings during any voting or deliberations related to his compensation.

Use of Compensation Consultants.  From time to time, Banner’s Compensation Committee engages outside advisors to assist the Committee with its responsibilities.  Since July 2012, the Committee has engaged Pearl Meyer, an independent consulting firm, to serve as the independent consultant to the Committee regarding executive compensation matters.  Pearl Meyer is retained by, and reports directly to, the Committee, and provides no other services to Banner.  Based on standards promulgated by the SEC and NASDAQ to assess compensation advisor independence, as well as the analysis conducted by Pearl Meyer in its independence review, the Compensation Committee has concluded that Pearl Meyer is an independent and conflict-free advisor to the Committee.

Compensation Benchmarking

In the second quarter of 2015, the Compensation Committee engaged Pearl Meyer to review and analyze Banner’s compensation and benefit practices for the named executive officers, comparing these practices to those of Banner’s peer group.  The analysis took into account Banner’s then-pending acquisition of Starbuck Bancshares, Inc. (“Starbuck”) and its subsidiary, AmericanWest Bank, a Washington state chartered commercial bank headquartered in Spokane, Washington with 98 branches serving markets in Washington, Oregon, Idaho, California and Utah.  The acquisition was effective as of the close of business on October 1, 2015.  The 2015 peer group approved by the Committee was based on the following criteria: (1) listed on either the NYSE or NASDAQ exchange; (2) within 0.75 to 2.0 times Banner’s estimated post-merger asset size; and (3) likely competitor for executive talent.  These criteria resulted in a revised peer group consisting of the following 24 financial institutions, ranging in total assets from $7 billion to $19 billion and headquartered throughout the United States:

BancorpSouth, Inc.	NBT Bancorp Inc.
Chemical Financial Corporation	Old National Bancorp
Columbia Banking System, Inc.	PacWest Bancorp
CVB Financial Corp.	PrivateBancorp, Inc.
First Interstate BancSystem, Inc.	Texas Capital Bancshares, Inc.
First Midwest Bancorp, Inc.	Trustmark Corporation
F.N.B. Corporation	Union Bankshares Corporation
Fulton Financial Corporation	United Bankshares, Inc.
Glacier Bancorp, Inc.	United Community Banks, Inc.
Home BancShares, Inc.	Valley National Bancorp
IBERIABANK Coporation	Washington Federal, Inc.
National Penn Bancshares, Inc.	Western Alliance Bancorporation

Pearl Meyer presented the results of its benchmarking analysis to the Committee in June 2015.  The analysis provided benchmarks for base salary, annual incentive, target and actual total cash compensation, long-term incentives, target and actual total direct compensation and target and actual total remuneration, including retirement benefits and perquisites.  For each combination of pay, the data was presented at the 10th, 25th, 50th, 75th and 90th percentile measures.  The Committee does not target a specific percentile measure for any particular component of compensation, but rather uses benchmarking information to provide important context for the competitiveness of its compensation arrangements.  After a review of the results of the benchmarking analysis, the Committee determined that no mid-year adjustments were appropriate.  The Committee will revisit the findings of the analysis when making executive pay decisions in 2016.

Compensation Program

The Compensation Committees focus primarily on the following four components in forming the total compensation package for our named executive officers:

•	base salary;
•	short-term incentive compensation;
•	long-term incentive compensation; and
•	participation in a supplemental executive retirement program.

Base Salary.  The salary levels of named executive officers are designed to be competitive within the banking and financial services industries.  The Compensation Committees take a number of factors into account when setting the base salaries of the named executive officers.  These factors include peer data provided by compensation consultants, the officer’s level of experience, the responsibilities assigned to the officer, the officer’s performance during the previous year, and Banner’s overall financial health.  In 2015, the named executive officers received salary increases of two percent, which was consistent with general staff salary increases for the year.  The Compensation Committees have not yet determined whether there will be any adjustment to the salaries of the named executive officers in 2016.

Incentive Compensation.  We believe that performance-based pay opportunities and stock ownership by our officers are significant factors in aligning the interests of the officers with those of shareholders.  On April 22, 2014, our shareholders approved the 2014 Omnibus Incentive Plan, which was amended and restated on March 24, 2015.  This plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and other cash awards.  The 2014 Omnibus Incentive Plan is intended to provide us flexibility in our ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest and special effort we depend.  The plan allows the Compensation Committee to make performance-based awards that are fully deductible under Section 162(m) of the Internal Revenue Code.  The 2015 amendment of the 2014 Omnibus Incentive Plan provides that restricted stock, restricted stock units and performance awards will become fully vested and stock options and stock appreciation rights will become fully exercisable only upon completion of a change in control and involuntary separation from employment (including voluntary separation for good reason) of the recipient during the 12-month period following the effective date of the change in control (known as a “double trigger”).

Awards granted under the 2014 Omnibus Incentive Plan are determined based upon the officers’ level of responsibility and expected contributions to Banner and Banner Bank as judged by the Compensation Committee and the Board of Directors.  The Compensation Committee considers a number of factors in granting awards.  These factors differ from year to year, but are fundamentally driven by the Committee’s view on what is necessary to most effectively support Banner’s business and leadership strategies.

Short-term Incentive Compensation.  The Compensation Committee adopted criteria and rules for awarding and paying annual incentive payments to the named executive officers, as set forth in the Banner Corporation 2015 Annual Incentive Plan (“Annual Incentive Plan”).  The Annual Incentive Plan was ratified and approved by Banner’s Board of Directors and operates under the 2014 Omnibus Incentive Plan.  The purpose of the Annual Incentive Plan is to reward employees for their contributions to the performance and success of Banner and Banner Bank.  All employees are eligible to participate in the Annual Incentive Plan, subject to certain eligibility requirements, with the participants identified each year by the Compensation Committee after being proposed by our Chief Executive Officer.  The Annual Incentive Plan’s plan year corresponds to our fiscal year of January 1 to December 31.  Each participant is assigned a target award opportunity, which is expressed as a percentage of base salary, and a range of payout opportunities from 0% up to 150% of the target incentive.  Awards are determined based on a weighted combination of corporate and individual performance goals, which, with the exception of incentives for the Chief Executive Officer, are established and proposed by the Chief Executive Officer, subject to the approval of the Compensation Committee.  The weighted combination of corporate and individual performance goals for the Chief Executive Officer is determined by the Compensation Committee.

On March 23, 2015, the Compensation Committee selected the participants under the Annual Incentive Plan, which include the Chief Executive Officer, all Executive Vice Presidents, and select Senior Vice Presidents and Vice Presidents of Banner and Banner Bank, and established performance goals for all participants.  The annual incentive opportunities for the named executive officers, expressed as a percentage of base salary actually earned during 2015, were as follows:

Executive	Below Threshold	Threshold (50%)	Target (100%)	Stretch/Max (150%)

Mark J. Grescovich	0%	25.0%	50.0%	75.0%
Other named executive officers	0%	12.5%	25.0%	37.5%

For 2015, the Compensation Committee established the following balance between corporate and individual goals:

Executive	Corporate	Individual

Mark J. Grescovich	80%	20%
Other named executive officers	65%	35%

The portion of the Annual Incentive Plan award tied to corporate performance is based on relative and absolute performance requirements for measures established by the Compensation Committee.  If Banner’s financial performance relative to its 2015 peer group of financial institutions (see footnote 1 to the table below) is below the established minimum percentile performance level for a given measure, no incentive would be payable for that performance goal, regardless of absolute performance, unless the Compensation Committee exercises discretion to waive the requirement.  For the 2015 fiscal year, the Compensation Committee approved the following corporate performance measures for the named executive officers:

	Minimum Relative	Absolute Performance Goals			Weighting (% of Corporate Goals)
Performance Measure	Performance Threshold (1)	Threshold	Target	Stretch	CEO	Other NEOs

Return on average assets (2)	50th Percentile	1.35%	1.50%	1.80%	32%	39%
Efficiency ratio (3)	30th Percentile	70.0%	67.0%	65.0%	16%	26%
Ratio of non-performing assets to total assets (4)	50th Percentile	0.8%	0.6%	0.4%	16%	N/A
Total operating revenue (5)	50th Percentile	$240 million	$253 million	$266 million	16%	N/A

Payout as a percentage of target		50%	100%	150%
_____________
(1)
In the first quarter of each year, the Compensation Committee reviews and approves the peer banks to be used for determining whether the relative performance goals have been met. Peer banks for 2015 were the following: BBCN Bancorp, Inc., Cascade Bancorp, Cashmere Valley Bank, Central Pacific Financial Corp., CoBiz Financial Inc., Columbia Banking System, Inc., Community Bank, CVB Financial Corp., Farmers & Merchants Bancorp, Farmers & Merchants Bank of Long Beach, First Interstate BancSystem, Inc., First National Bank Alaska, Glacier Bancorp, Inc., Hanmi Financial Corp., Heritage Financial Corp., HomeStreet, Inc., National Bank Holdings Corp., Opus Bank, Pacific Continental Corp., TriCo Bancshares, W.T.B. Financial Corp., Westamerica Bancorp and Wilshire Bancorp, Inc. This group of peer banks differs from the compensation benchmarking peer group discussed above. The Committee determined that relative company financial performance for 2015 should be measured against banks similar to Banner’s asset size at the time performance goals were established and closer to Banner’s geographic location, including certain banks that are not traded on a major stock exchange.

(2)	Net income before income taxes and before provision for loan and lease losses, adjusted to remove trading account income, divided by average total assets.
(3)
Noninterest expense before foreclosed property expense, amortization of intangibles and goodwill impairments as a percent of net interest income and noninterest revenues, excluding only gains from securities transactions, nonrecurring items and trading account income.

(4)	Nonaccrual loans, loans past due 90 days or more and still accruing and other real estate owned as a percent of total assets, as of December 31, 2015.
(5)	Total operating revenue is net interest income plus non-interest income, adjusted to remove trading account income, measured over the period from January 1, 2015 to December 31, 2015.

Individual performance goals are established at the beginning of each plan year.  An executive’s individual goals may relate to projects and initiatives specific to the executive’s business or function that are not covered in the corporate performance measurements, such as integration activities, new software or program implementation, and efficiency initiatives.  The Compensation Committee establishes and approves corporate performance goals for all of the named executive officers and individual goals for the Chief Executive Officer, and the Chief Executive Officer establishes and approves individual goals for the other participants.  With the exception of incentive awards intended to be qualified performance-based awards (as defined in the 2014 Omnibus Incentive Plan), the Compensation Committee has the discretion to adjust awards as needed to reflect the business environment and market conditions that may affect Banner’s performance and incentive plan funding, or to waive, change or amend any of the Plan provisions as it deems appropriate.  Incentive awards are subject to clawback if Banner is required to prepare an accounting restatement due to error, omission or fraud.

2015 Annual Incentive Plan Results.  As described above, if Banner’s financial performance relative to its 2015 group of peer banks is below the established minimum percentile performance level for a given corporate performance measure, no incentive would be payable for that performance goal, regardless of absolute performance, unless otherwise waived by the Compensation Committee.  Based on performance relative to its group of peer banks during 2015, two of the four minimum requirements were met.  Return on average assets and efficiency ratio (both of which are applicable to all named executive officers) failed to meet the minimum performance required to earn an incentive payout for those goals.  The results relative to peers were as follows:

Relative Performance Measure	Actual Percentile Ranking	Required Percentile	Minimum Achieved?

Return on average assets (1)	4%	50%	No
Efficiency ratio (1)	22%	30%	No
Ratio of non-performing assets to total assets	89%	50%	Yes
Growth in operating revenue (1)	95%	50%	Yes
___________
(1) Measure was significantly impacted by the acquisition of AmericanWest Bank.

The following table summarizes Banner’s performance and resulting payouts associated with the corporate goals for 2015:

Absolute Performance Measure	Performance Achieved	Payout Earned as a % of Target

Return on average assets (1)	1.09%	0%
Efficiency ratio (1)	67.82%	0% (2)
Ratio of non-performing assets to total assets	0.28%	150%
Growth in operating revenue (1)	$305,924	150%
_____________
(1)	Measure was significantly impacted by the acquisition of AmericanWest Bank.
(2)	Although absolute performance exceeded threshold performance, no incentive was earned for performance related to this measure because the minimum performance relative to peers was not achieved.

The Compensation Committee determined that Mr. Grescovich’s overall individual performance in 2015 exceeded all expectations, and that his leadership was critical in successfully negotiating Banner’s acquisition of  Siuslaw Financial Group, Inc., the holding company of Siuslaw Bank, and Starbuck Bancshares, Inc., the holding company of AmericanWest Bank.  The Committee awarded Mr. Grescovich with a payout for 2015 individual goal performance equal to 150% of target, his maximum potential payout for individual performance.  The performance evaluation for each other named executive officers resulted in payouts associated with their individual 2015 performance equal to 150% of target, their maximum potential payout for individual performance.

While performance against goals varied by performance measure, each of the named executive officers earned annual incentive payouts below overall target opportunity for performance during 2015, as summarized below:

Executive	Target Opportunity as % of Salary	% of Target Incentive Achieved	Incentive Earned as % of Salary	Incentive Earned

Mark J. Grescovich	50%	78%	39%	$279,518
Lloyd W. Baker	25%	53%	13%	34,155
Richard B. Barton	25%	53%	13%	34,701
Cynthia D. Purcell	25%	53%	13%	38,555

Long-term Incentive Compensation.  The Compensation Committee considers equity awards a form of long-term compensation as they are made subject to a multi-year vesting schedule.  In connection with the 2014 Omnibus Incentive Plan, the Compensation Committee established the Banner Corporation 2015 Long-term Incentive Plan, pursuant to which the Compensation Committee may grant various stock and cash-based awards from time to time.  Awards may be subject to time- and/or performance-based conditions.

On March 23, 2015, the Committee determined to grant both time-based and performance-based awards effective March 27, 2015 to each of the named executive officers.  The time-based awards are detailed below in the Grants of Plan-based Awards table.  The time-based shares vest ratably over a three-year period beginning on March 27, 2016 and ending on the third anniversary of the grant date.

Awards of performance-based restricted stock (“performance shares”) are contingent on attaining pre-established three-year performance goals.  The Compensation Committee reviews and approves goals in consultation with management.  The Committee established threshold, target and stretch performance levels and associated payouts.  At the end of the performance cycle, Banner’s actual performance relative to the peer financial institutions and the resulting payouts will be determined.  For the awards made in 2015, the Committee approved the following corporate performance measures, weightings and relative performance goals:

		Relative Performance Percentile Ranking (1)
Performance Measure	Weighting	Threshold	Target	Stretch

Return on average assets (2)	50%	50th	65th	80th
Total shareholder return (3)	50%	50th	65th	80th

Payout as a percentage of target		50%	100%	150%
____________
(1)
Peer companies for any given performance cycle will consist of all U.S. commercial banks traded on Nasdaq, NYSE or NYSE MKT, with total assets between 50% and 200% of Banner’s total assets as of the last day of the performance cycle.

(2)	Based on net income before income taxes and before provision for loan and lease losses from January 1, 2015 through December 31, 2017.
(3)	Total shareholder return from January 1, 2015 through December 31, 2017, assuming that dividends paid during the period are reinvested in company shares on the date paid.

The Compensation Committee approved target long-term incentive awards expressed as a percentage of base salary which were subsequently denominated in shares based on the average of the closing prices of Banner’s stock on the ten days prior to the date of grant.  Awards for 2015 were allocated between restricted stock and performance shares, illustrated below as a percentage of base salary:

Executive	Total Target Stock-based Award	Restricted Stock Award	Target Performance Share Award

Mark J. Grescovich	70%	30%	40%
Other named executive officers	40%	20%	20%

The Grants of Plan-based Awards Table provides additional detail relating to the 2015 equity awards to the named executive officers.

Recipients of time-based restricted stock receive dividends and have the power to vote unvested stock.  Recipients of performance-based restricted stock are entitled to dividends but only as and when the shares to which the dividends are attributable become vested.  Recipients of performance-based restricted stock do not have voting rights with respect to unvested shares.  If Banner is required to prepare an accounting restatement due to error, omission or fraud, executive officers may be required to reimburse Banner for part or the entire incentive award made to the officer on the basis of having met or exceeded specific targets for performance periods.  With the exception of incentive awards intended to be qualified performance-based awards (as defined in the 2014 Omnibus Incentive Plan), the Compensation Committee has the discretion to adjust awards as needed to reflect the business environment and market conditions that may affect Banner’s performance and incentive plan funding.

Performance Shares Vesting for the 2013-2015 Performance Cycle. Performance shares granted in the second quarter of 2013 vested at 41.7% of target, based on 0% return on average assets vesting and 83.3% total shareholder return vesting.  Return on average assets for Banner during the 2013-2015 performance cycle was significantly impacted by nonrecurring expenses related to the 2015 acquisitions.  Specifically, return on average assets results were achieved at the 48th percentile of peer performance (just below the threshold payout requirement of the 50th percentile).

Supplemental Executive Retirement Program.  We have adopted a supplemental executive retirement program (“SERP”) in which Messrs. Baker and Barton and Ms. Purcell participate.  The SERP is intended to encourage retention by ensuring that the executives reach a targeted retirement income, recognizing their value to Banner and rewarding them for their long-term service commitments.  At termination of employment at or after retirement age and achievement of a service requirement, the executive’s annual benefit under the SERP, which may be reduced by certain other retirement benefits, would be computed as a percentage of the executive’s final average compensation (as defined in the plan) and the executive’s annual years of service (called the “supplemental benefit”).  The executives are eligible for a reduced benefit upon early retirement if they meet the years of service requirements in their individual agreements; however, no benefit payment will begin before retirement age.  The SERP also provides for payments in the event of an executive’s disability or death, or termination in the event of a change in control, all as discussed in further detail below, under “Potential Payments Upon Termination or Change in Control.”  Executives’ receipt of payments under the SERP are subject to confidentiality and non-competition provisions.  The executive officers have the status of unsecured creditors of Banner Bank with respect to the benefits accrued under the SERP.

Compensation Committee Report

The Compensation Committee of Banner’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on the Committee’s discussion with management, the Compensation Committee recommended that the Board of Directors approve and include the Compensation Discussion and Analysis in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Committee 2015:

The Compensation Committee

Michael M. Smith, Chair
Connie R. Collingsworth
David A. Klaue
Constance H. Kravas

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding compensation for our named executive officers: (1) Mark J. Grescovich, our President and Chief Executive Officer; (2) Lloyd W. Baker, our Chief Financial Officer; and (3) our three other most highly compensated executive officers, who are Richard B. Barton, Cynthia D. Purcell and James R. Claffee.  No executive officer of Islanders Bank or Community Financial Corporation is an executive officer of Banner.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non- equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(2)	All Other Compen- sation ($)(3)	Total ($)

Mark J. Grescovich	2015	716,415	--	616,437	279,518	--	28,673	1,641,043
President and Chief	2014	715,000	--	569,385	343,272	--	34,915	1,662,572
Executive Officer	2013	715,000	--	812,924	360,131	--	26,297	1,914,352

Lloyd W. Baker	2015	260,724	65,181	125,038	34,155	114,031 (4)	24,761	623,890
Executive Vice President,	2014	258,613	30,000	113,943	62,250	59,383 (4)	21,204	545,393
Chief Financial Officer	2013	253,542	--	117,276	70,485	4,485 (4)	17,990	463,778

Richard B. Barton	2015	264,895	66,224	127,084	34,701	254,338 (5)	37,779	785,021
Executive Vice President,	2014	262,750	25,000	115,794	63,246	181,679 (5)	35,079	683,548
Chief Lending Officer	2013	257,598	--	119,117	71,612	178,409 (5)	29,578	656,314

Cynthia D. Purcell	2015	294,311	73,578	141,142	38,555	337,450 (4)	18,176	903,212
Executive Vice President,	2014	292,759	25,000	129,937	70,469	245,346 (4)	11,446	774,957
Retail Banking and Administration	2013	289,038	--	133,793	80,352	102,820 (4)	11,018	617,021

James R. Claffee (6)	2015	133,766	192,123	--	--	--	852,833	1,178,722
Executive Vice President,
Chief Integration Officer
______________
(1)
Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 14 of the Notes to Consolidated Financial Statements in Banner’s Annual Report on Form 10-K for the year ended December 31, 2015. Includes time-based and performance-based restricted stock awards as described beginning on page 25 of this Proxy Statement under “Long-term Incentive Compensation.” For Mr. Grescovich, the 2013 entry also includes a restricted stock grant with a grant date fair value of $224,994 awarded pursuant to his 2012 discretionary bonus.

(2)	See “Pension Benefits” below for a detailed discussion of the assumptions used to calculate the Change in Pension Value.
(3)	Please see the table below for more information on the other compensation paid to our executive officers in 2015.
(4)	Represents an increase in the value of the executive’s SERP.
(5)
Consists of the following increases in the value of Mr. Barton’s SERP: $254,096 for 2015, $181,478 for 2014 and $178,326 for 2013, and above-market earnings on deferred compensation of $242 for 2015, $201 for 2014 and $83 for 2013.

(6)	Mr. Claffee, the former President and Chief Operating Officer of AmericanWest Bank, joined Banner upon its acquisition of AmericanWest Bank, effective October 1, 2015.

All Other Compensation.  The following table sets forth details of “All other compensation,” as presented above in the Summary Compensation Table.  The amounts reflected constitute contributions by Banner or Banner Bank for 2015.

Name	Employment Contract Termination Payment ($)	Employer 401(k) Matching Contribution ($)	Dividends on Unvested Restricted Stock ($)	Life Insurance Premium ($)	Club Dues ($)	Company Car Allowance ($)	Total ($)

Mark J. Grescovich	--	10,600	11,696	2,247	3,360	770	28,673
Lloyd W. Baker	--	10,600	2,206	7,998	3,360	597	24,761
Richard B. Barton	--	10,600	2,235	9,182	9,762	6,000	37,779
Cynthia D. Purcell	--	10,158	2,098	4,372	1,260	288	18,176
James R. Claffee	850,000	2,833	--	--	--	--	852,833

Employment Agreements and Perquisites.  We have entered into an amended and restated employment agreement with Mr. Grescovich, effective June 1, 2013, and new employment agreements (replacing existing agreements) with each of the other named executive officers, effective July 1, 2014.  The initial three-year term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors or a committee appointed by the Board.  The employment agreements were extended on June 1, 2015.  Under the agreements, the current base salaries for Mr. Grescovich, Mr. Baker, Mr. Barton and Ms. Purcell are $729,300, $265,302, $269,547 and $299,479, respectively.  Each executive’s annual base salary must be reviewed annually and will be adjusted from time to time to reflect amounts approved by the Board or Board Committee.

The executives may participate with other executive officers of Banner Bank in such performance-based and discretionary bonuses, and incentive compensation opportunities, if any, as are authorized by the Board or Board committee.  The executives also may be eligible to participate in equity or incentive award programs sponsored by Banner Bank.  The executives may participate, to the same extent as executive officers of Banner Bank generally, in all Bank plans relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof.  In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites which are generally available to Banner Bank’s executive officers, including but not limited to supplemental retirement, deferred compensation programs, supplemental medical or life insurance plans, company cars, club dues and physical examinations.  The executives also will be provided an automobile for their business use (except that Mr. Barton will receive a monthly automobile allowance), monthly club and/or gym membership dues (for Messrs. Grescovich, Baker and Barton and Ms. Purcell), and other employee benefits such as vacation and sick leave.  The agreements also provide that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under “Potential Payments Upon Termination or Change in Control.”

We have also entered into an employment agreement with Mr. Claffee, effective October 1, 2015, in connection with the acquisition of AmericanWest Bank.  The agreement has a term of six months and provides for an annual base salary of $425,000.  It provides that Mr. Claffee is eligible to participate, to the same extent as Banner’s management employees, in benefit plans relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, and travel and accident insurance.   The agreement provides for a lump sum payment of $850,000 as a result of the termination of Mr. Claffee’s employment agreement with Starbuck Bancshares, Inc., the parent company of AmercianWest Bank, as well as a bonus of $192,193.  Both of these amounts were paid in 2015.  Under the agreement, Mr. Claffee is entitled to a $125,000 retention bonus upon the termination of the agreement, provided he has met certain goals.  The agreement also provides that compensation may be paid in the event of Mr. Claffee’s termination, as described below under “Potential Payments Upon Termination or Change in Control.”

401(k) Profit Sharing Plan.  We provide a 401(k) profit sharing plan.  The Board of Directors has appointed an administrative committee of Banner Bank officers to administer the 401(k) plan, and the named executive officers participate in this plan.  On an annual basis, the Board of Directors establishes the level of employer contributions to the 401(k) plan, which applies to all eligible participants including the named executive officers.  In 2015, we matched participants’ contributions into the 401(k) plan up to four percent of eligible earnings for each payroll period.

Grants of Plan-Based Awards

 The following table shows information regarding grants of plan-based awards made to our named executive officers for 2015.

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: number of	Grant date fair value of stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	shares of stock or units (#)	option awards ($)

Mark J. Grescovich	3/27/15	179,179	358,358	537,536				4,740	213,632
	3/27/15				3,160	6,320	9,480		402,805 (3)

Lloyd W. Baker	3/27/15	32,591	65,181	97,772				1,149	51,785
	3/27/15				575	1,149	1,724		73,253 (3)

Richard B. Barton	3/27/15	33,112	66,224	99,336				1,168	52,642
	3/27/15				584	1,168	1,752		74,442 (3)

Cynthia D. Purcell	3/27/15	36,789	73,578	110,367				1,297	58,456
	3/27/15				648	1,297	1,946		82,686 (3)

James R. Claffee	--	--	--	--	--	--	--	--	--
____________
(1)
Represents the potential range of awards payable under our 2015 Annual Incentive Plan. The performance goals and measurements associated with this Plan that generate the awards set forth above are provided in the “Short term Incentive Compensation” section beginning on page 23.

(2)
Represents the potential range of restricted stock awards payable under our 2015 Long-term Incentive Plan subject to performance measurements. The performance goals and measurements associated with this Plan that generate the awards set forth above are provided in the “Long-term Incentive Compensation” section beginning on page 25.

(3)
The fair value of the portion of the performance-based stock that is tied to return on average assets is based on the stock price on the date of grant at the maximum performance level. The fair value of the portion of the performance-based stock that is tied to total shareholder return is based on a statistical “Monte Carlo simulation” modeling technique that simulates potential stock price movements and all potential outcomes of achievement of the goal.

Outstanding Equity Awards

The following information with respect to outstanding stock awards as of December 31, 2015 is presented for the named executive officers.  The named executive officers have no stock option awards outstanding.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mark J. Grescovich	12,863 (2)	589,897	32,932	1,510,262

Lloyd W. Baker	2,489 (3)	114,146	5,905	270,803

Richard B. Barton	2,529 (3)	115,980	5,999	275,114

Cynthia D. Purcell	2,825 (3)	129,555	6,716	307,996

James R. Claffee	--	--	--	--
______________
(1)	Consists of awards of restricted stock on June 3, 2013, March 28, 2014 and March 27, 2015 which vest after attainment of performance goals.
(2)
Consists of awards of restricted stock on March 1, 2013, June 3, 2013, March 28, 2014 and March 27, 2015 which vest pro rata over a three-year period from the grant date, with the first one-third vesting one year after the applicable grant date.

(3)
Consists of awards of restricted stock on June 3, 2013, March 28, 2014 and March 27, 2015 which vest pro rata over a three-year period from the grant date, with the first one-third vesting one year after the applicable grant date.

Option Exercises and Stock Vested

The following table shows the value realized upon vesting of stock awards for our named executive officers in 2015.  The named executive officers have no option awards outstanding.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mark J. Grescovich	11,240	510,155
Lloyd W. Baker	1,929	89,810
Richard B. Barton	1,944	90,490
Cynthia D. Purcell	1,059	47,991
James R. Claffee	--	--

Pension Benefits

The following information is presented with respect to the nature and value of pension benefits for the named executive officers at December 31, 2015.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Mark J. Grescovich	N/A	--	--	--
Lloyd W. Baker	Supplemental Executive Retirement Program	21	1,913,931	--
Richard B. Barton	Supplemental Executive Retirement Program	9	1,335,655	--
Cynthia D. Purcell	Supplemental Executive Retirement Program	31	1,881,561	--
James R. Claffee	N/A	--	--	--
_____________
(1)
Amounts shown assume normal retirement age as defined in individual agreements and an assumed life of 82 years, but not less than 15 years following retirement, for the recipient and recipient’s spouse, with the projected cash flows discounted at 4½% to calculate the resulting present value. In prior years, we used 5% to calculate the present values but determined that 4½% more accurately reflects the current interest rate environment. The change in the discount rate increased the present values in the current year and increased the amount of 2015 compensation reported in the Summary Compensation Table on page 28.

Supplemental Executive Retirement Program.  We have adopted a SERP for Messrs. Baker and Barton,  and Ms. Purcell.  Banner Bank has purchased life insurance on each of the executives in an amount sufficient to recover the benefits payable under the SERP, payable upon their deaths.  The SERP provides for payments in the event of retirement, early retirement, disability, involuntary termination following a change in control and death.  These payments are discussed in further detail below, under “Potential Payments Upon Termination or Change in Control.”

Nonqualified Deferred Compensation

The following information is presented with respect to plans that provide for the deferral of compensation on a basis that is not tax-qualified in which the named executive officers participated in 2015.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)(2)

Mark J. Grescovich	--	--	--	--	--
Lloyd W. Baker	--	--	1,879	--	24,889
Richard B. Barton	--	--	884	--	21,397
Cynthia D. Purcell	--	--	234	--	16,705
James R. Claffee	--	--	--	--	--
___________
(1)	For Mr. Barton, $242, constituting above-market earnings, was reported as compensation in 2015 in the Summary Compensation Table.
(2)
Includes prior period executive contributions and employer contributions to the deferred compensation plan and for Mr. Barton, also includes above-market earnings. Of these amounts, the following amounts were previously reported as other compensation to the officers in the Summary Compensation Table: for Mr. Baker, $4,310; for Mr. Barton, $6,203; and for Ms. Purcell, $4,772.

In 2004, we adopted deferred compensation plans which allow executive officers of Banner to defer all or part of their cash compensation or non-qualified stock options until retirement.  Each executive officer may direct the investment of the deferred compensation toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account.  We established grantor trusts to hold the common stock and mutual fund-style investments.  The assets of the trusts are considered part of our general assets and the executive officers have the status of unsecured creditors of Banner with respect to the trust assets.  The deferred compensation agreements provide pre-retirement death and disability benefits in an amount based on the value of the executive officer’s account balance upon the occurrence of either event.  At retirement, an executive officer, as previously elected, may receive the balance of his or her account in a lump sum or in annual installments over a period not exceeding ten years.  At December 31, 2015, our estimated deferred compensation liability accrual with respect to executive officers under these agreements was $350,000.

Section 401(a)(17) of the Internal Revenue Code limits the amount of compensation that is considered for purposes of determining the maximum contribution to Banner Bank’s tax-qualified profit sharing plan by eligible employees.  For 2015, this limit was $265,000.  In previous years, we have credited executive officers whose total compensation exceeds this amount with additional deferred compensation to restore amounts that could not be contributed to the profit sharing plan as a result of the Section 401(a)(17) limitation.  However, we have not provided any such credits to our executive officers since 2008.

Potential Payments Upon Termination or Change in Control

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination, early retirement, normal retirement and death.  In addition, our equity plans also provide for potential payments upon termination.  The following table shows, as of December 31, 2015, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)		Disability ($)		Involuntary Termination ($)		Involuntary Termination Following Change in Control ($)		Early Retirement ($)		Normal Retirement ($)

Mark J. Grescovich
Employment Agreement	--		620,506	(1)	2,197,728		3,296,592		--		--
Equity Plans	2,100,159	(2)	2,100,159	(2)	--		2,100,159	(2)	--		--

Lloyd W. Baker
Employment Agreement	--		--		695,480		896,007		--		--
SERP	87,521	(4)	175,041	(4)	175,041	(5)	175,041	(5)	175,041	(5)	175,041	(4)
Equity Plans	384,949	(2)	384,949	(2)	--		384,949	(2)	--		--

Richard B. Barton
Employment Agreement	--		--		683,595		918,377		--		--
SERP	61,077	(4)	122,154	(4)	122,154	(3)	122,154	(6)	122,154	(6)	122,154	(4)
Equity Plans	391,094	(2)	391,094	(2)	--		391,094	(2)	--		--

Cynthia D. Purcell
Employment Agreement	--		199,653	(3)	770,442		1,001,415		--		--
SERP	90,744	(4)	181,487	(4)	152,236	(5)	152,236	(5)	152,236	(5)	169,708	(4)
Equity Plans	437,551	(2)	437,551	(2)	--		437,551	(2)	--		--

James R. Claffee
Employment Agreement	--		--		106,250		106,250		--		--
_____________
(1)	Annually through the term of the employment agreement unless the Board exercises an election to discontinue.
(2)
Represents accelerated vesting of restricted stock. Performance-based vesting would be determined based on actual performance; for purposes of this calculation, assumes that all shares vested at the maximum performance level.

(3)	Indicates annual payments; payable only until age 65.
(4)	Indicates annual payments.
(5)	Indicates annual payments (which may not begin before age 62).
(6)	Indicates annual payments (which may not begin before age 68).

Employment Agreements.  The employment agreements with Messrs. Grescovich, Baker and Barton and Ms. Purcell provide for payments in the event of death, disability or termination.  In the event of an executive’s death during the term of his or her employment agreement, we will pay to the executive’s estate the compensation due through the last day of the calendar month in which his or her death occurred.

Mr. Grescovich’s agreement provides that if he becomes entitled to benefits under the terms of the then-current disability plan, if any, of Banner or Banner Bank or becomes otherwise unable to fulfill his duties under his employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided for executive employees.  In the event of his disability, the employment agreement is not suspended, except that (1) the obligation to pay Mr. Grescovich’s salary will be reduced by the amount of disability income benefits he receives and (2) upon a resolution adopted by a majority of the disinterested members of the Board of Directors or the Compensation Committee, Banner or Banner Bank may discontinue payment of his salary beginning six months following a determination that he has become entitled to benefits under the disability plan or otherwise unable to fulfill his duties under his agreement. If Mr. Grescovich’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, and he is a “specified employee” within the meaning of Section 409A, then disability payments will not begin until the earlier of his death or the sixth month anniversary of his separation from service.

The employment agreements with Messrs. Baker and Barton and Ms. Purcell provide that if the executive becomes disabled or incapacitated to the extent that he or she is unable to perform the duties of his or her position, he or she shall receive short-term disability benefits equal to 100% of his or her monthly compensation beginning on the 15th day of disability and continuing until the 180th day of disability and long-term disability benefits equal to 66⅔% of monthly salary beginning on the 181st day of disability and continuing until he or she attains age 65.  These benefits will be reduced by the amount of any benefits payable to the executive under any other disability program of Banner Bank.  The Bank currently provides disability benefits with certain limitations to all full time employees.  In addition, during any period of disability, the executive and his or her dependents shall, to the greatest extent possible, continue to be covered under all executive benefits plans of Banner Bank, including without limitation, its retirement plans, life insurance plan and health insurance plans, as if actively employed by Banner Bank.  If the executive is disabled for a continuous period exceeding six calendar months, Banner Bank may, at its election, terminate the employment agreement.  If the executive’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, and the executive is a “specified employee” within the meaning of Section 409A, then disability payments will not begin until the earlier of the executive’s death or the sixth month anniversary of the executive’s separation from service.

The employment of the executives is terminable at any time for just cause as defined in the agreements.  In addition, the employment of an executive may be terminated without just cause, in which case the agreements provide that the named executive officers other than Mr. Grescovich would continue to receive base salary over the remaining term and continue the executive’s group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for the remaining term.  Mr. Grescovich’s agreement provides that we must pay him a lump sum equal to two times the sum of (1) his annual salary in effect on the date of termination and (2) any unearned performance-based bonus based on the target opportunity on the date of termination.  We would also be required to pay to him any earned but unpaid performance-based bonus and continue his group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for 24 months after the date of termination.

The employment agreements also provide for benefits in the event of the executives’ termination in connection with a change in control.  For the named executive officers other than Mr. Grescovich, if, within six months prior to a change in control or 24 months after a change in control, we (or our acquiror) terminate an executive’s employment or otherwise change the circumstances in which he or she is employed, or cause a reduction in responsibilities or authority or compensation or other benefits provided under the employment agreement without consent, other than for just cause, the agreements provide that we must pay to the executive and provide him or her, or the his or her beneficiaries, dependents and estate, with the following: (1) 2.99 times the executive’s base amount (as defined in Section 280G of the Internal Revenue Code); and (2) during the period of 36 calendar months beginning with the event of termination, continued coverage under all Banner employee benefit plans as if the executive were still employed during that period under the employment agreement.  If Mr. Grescovich’s employment is terminated within 24 months of a change in control, we must pay him a lump sum equal to three times the sum of (1) his annual salary in effect on the date of termination and (2) any unearned performance-based bonus based on the target opportunity on the date of termination.  We would also be required to pay to him any earned but unpaid performance-based bonus and continue his group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for 36 months after the date of termination.  The employment agreements limit these payments and do not allow payments of amounts in excess of the limits imposed by Section 280G of the Internal Revenue Code.

Mr. Claffee’s employment agreement provides for payments in the event of his termination.  If we terminate Mr. Claffee’s employment without cause (as defined in the agreement), we must pay him his salary and benefits through the expiration date of the agreement.  We must also pay the COBRA benefits specified in his employment agreement with Starbuck Bancshares, Inc.  If Mr. Claffee’s employment is terminated due to death, disability or retirement, he would only be entitled to receive the salary and benefits established by his employment agreement.  All termination payments are conditioned upon Mr. Claffee’s compliance with one-year noncompetition and non-solicitation provisions in the agreement.

Supplemental Executive Retirement Program. We have adopted a SERP for Messrs. Baker and Barton, and Ms. Purcell.  At termination of employment at or after attaining age 62 (age 68 for Mr. Barton) and having achieved a service requirement, the executive’s annual benefit under the SERP would be computed as the product of 3% (4% for Mr. Barton) of the executive’s final average compensation (defined as the three calendar years of the executive’s annual cash compensation, including bonuses, which produce the highest average within the executive’s final eight full calendar years of employment) and the executive’s annual years of service (subsequent to January 1, 2007 for Mr. Barton) (called the “supplemental benefit”).  However, the supplemental benefit would be limited such that the sum of (1) amounts payable from the executive’s other retirement benefits from Banner and Banner Bank and (2) the supplemental benefit may not exceed 60% of final average compensation (for Mr. Barton, the supplemental benefit may not exceed the product of 3% times his total years of service and his final average compensation).  Payment of the supplemental benefit begins on the first day of the month next following the executive’s retirement date and continues monthly for the executive’s life, unless the executive is a specified employee (as defined in Section 409A of the Internal Revenue Code), in which case payment begins on the first day of the month following the six-month anniversary of the executive’s termination of employment.  The executives are eligible for a reduced benefit upon retirement prior to age 62 (age 68 for Mr. Barton) if they meet the years of service requirements in their individual agreements; however, no benefit payment will begin before age 62 (age 68 for Mr. Barton) and payments will be subject to the delayed distribution requirements if the executive is a specified employee.

In the event of an executive’s death, the executive’s surviving spouse shall receive a spouse’s supplemental benefit.  If the death occurs following the executive’s retirement date, the surviving spouse shall be entitled to a spouse’s supplemental benefit, payable for life, equal to 50% of the monthly amount of the supplemental benefit payable to the executive prior to his or her death.  If the death occurs while the executive is actively employed by Banner or any of its affiliates, the surviving spouse shall receive a spouse’s supplement benefit equal to 50% of the amount the executive would have received as a supplemental benefit if the executive’s retirement date had occurred on the date immediately preceding the executive’s death.

With respect to each of the named executive officers, the agreement provides that in the event of the executive’s involuntary termination of employment on or after the effective date of a change in control, the date of termination shall be treated as the executive’s retirement date and he or she shall be entitled to receive a supplemental benefit.  If the executive had reached his or her retirement date, the supplemental benefit would be calculated as described above for normal retirement and if the executive had not reached his or her retirement date but had satisfied the years of service requirement, the supplemental benefit would be calculated as described above for early retirement.  No benefit payment will begin before age 62 (age 68 for Mr. Barton) and payments will be subject to the delayed distribution requirements if the executive is a specified employee.

The supplemental benefit shall cease to be paid to the executive (and rights to the spouse’s supplemental benefit shall terminate) if the executive (1) discloses material confidential information or trade secrets concerning Banner Bank or any of its subsidiaries without its consent or (2) engages in any activity that is materially damaging to the Bank including engaging in competitive employment during the three-year period beginning on the executive’s retirement date (or in the case of Messrs. Barton and Bennett, during the two-year period beginning on the date of his involuntary termination of employment on or after the effective date of a change of control).

Equity Plans.  The 2012 Restricted Stock and Incentive Bonus Plan provides that in the event of a change in control, all unvested awards of restricted stock made prior to the amendment of the Plan on April 23, 2013 will vest fully.  For unvested awards of restricted stock pursuant to the Plan made after April 23, 2013, accelerated vesting of restricted stock will occur only upon completion of a change in control and involuntary separation from employment (including voluntary separation for good reason) of the recipient during the 12-month period following the effective date of the change in control (known as a “double trigger”).  The 2014 Omnibus Incentive Plan was amended in 2015 to provide that restricted stock, restricted stock units and performance awards will become fully vested and stock options and stock appreciation rights will become fully exercisable only upon a double trigger.  Our 2012 Restricted Stock and Inventive Bonus Plan and 2014 Omnibus Equity Plan also provide for accelerated vesting of awards if a recipient’s service is terminated as a result of death or disability.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Michael M. Smith, Connie R. Collingsworth, David A. Klaue and Constance H. Kravas.  No members of the Compensation Committee were officers or employees of Banner or any of its subsidiaries during the year ended December 31, 2015, nor were they formerly Banner officers or had any relationships otherwise requiring disclosure.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Banner’s executives as disclosed in the Proxy Statement.  At the 2013 annual meeting of shareholders, we were also required under the Dodd-Frank Act to include a non-binding shareholder resolution regarding the frequency of future votes on executive compensation.  Shareholders voted in favor of holding an annual vote and the Board of Directors determined to hold an annual shareholder advisory vote to approve the compensation of our named executive officers, beginning with the 2014 annual meeting of shareholders.  We will continue to hold an annual vote until such time that the frequency vote is next presented to shareholders or until the Board determines that a different frequency is in the best interest of Banner.

The say-on-pay proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Banner Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Proxy Statement for the 2016 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Banner and Banner Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders.  Our Board of Directors believes that our compensation policies and procedures achieve these objectives.  The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, system of internal controls established by management and audit process.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent auditor, the internal audit department and management.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to Banner’s audited financial statements for the year ended December 31, 2015:

•	The Audit Committee has completed its review and discussion of the 2015 audited financial statements with management;

•
The Audit Committee has discussed with the independent auditor (Moss Adams LLP) the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

•
The Audit Committee has received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence; and

•
The Audit Committee has, based on its review and discussions with management of the 2015 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that Banner’s audited financial statements for the year ended December 31, 2015 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee

Gordon E. Budke, Chairman
Robert D. Adams
David A. Klaue
John R. Layman

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 3 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected Moss Adams LLP as our independent auditor for the year ending December 31, 2016 and that selection is being submitted to shareholders for ratification.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Moss Adams LLP to our shareholders for ratification as a matter of good corporate practice.  If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm.  Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Banner and our shareholders.  Moss Adams LLP served as our independent auditor for the year ended December 31, 2015 and a representative of the firm will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Moss Adams LLP as our independent auditor.

The following table sets forth the aggregate fees billed, or expected to be billed, to us by Moss Adams LLP for professional services rendered for the fiscal years ended December 31, 2015 and 2014.

	Year Ended December 31,
	2015	2014

Audit Fees (1)	$1,083,228	$514,738
Audit-Related Fees (2)	276,456	79,719
Tax Fees	7,500	2,835
All Other Fees	--	--

_________
(1)	Fees for 2015 include estimated amounts to be billed.
(2)	For 2015, includes filing a Registration Statement on Form S-1 and related comfort letter procedures.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with the Committee’s annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.  For the year ended December 31, 2015, the Audit Committee approved all of the services provided by Moss Adams LLP that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

The Audit Committee of the Board of Directors determined that all of the services performed by Moss Adams LLP in fiscal year 2015 were not incompatible with Moss Adams LLP maintaining its independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Banner’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us  with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by these persons, we believe that during the year ended December 31, 2015, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with, except the acquisition by Friedman Fleischer & Lowe Capital Partners III, L.P., Friedman Fleischer & Lowe Parallel Fund III, L.P., FFL Individual Partners III, L.P., FFL Executive Partners III, L.P., Friedman Fleischer & Lowe GP III, L.P. and Friedman Fleischer & Lowe GP III, LLC (collectively, the “FFL Funds”) and Spencer C. Fleischer of beneficial ownership of shares of Banner’s common stock in Banner’s acquisition of AmericanWest Bank was originally reported on a Form 3 filed on October 9, 2015.  It was later determined that this should have been reported on a Form 4.  On January 15, 2016, Mr. Fleischer and the FFL Funds filed an amended Form 3 and a Form 4 as joint filers to properly report the acquisition of beneficial ownership of the shares.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Banner’s common stock.  In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telecopier or telephone without additional compensation.

Banner’s 2015 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on March 1, 2016.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to us or by accessing our proxy materials online at www.bannerbank.com/proxymaterials.  The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

A copy of Banner’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, will be furnished without charge to shareholders of record as of March 1, 2016 upon written request to Albert H. Marshall, Secretary, Banner Corporation, 10 S. First Avenue, Post Office Box 907, Walla Walla, Washington 99362.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at our annual meeting to be held in 2017 must be received by us no later than November 25, 2016 to be considered for inclusion in the proxy materials and form of proxy relating to that meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

In addition, our Articles of Incorporation provide that in order for business to be brought before the annual meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders.  The notice must state the shareholder’s name, address and number of shares of Banner common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any interest of the shareholder in the proposal.

Our Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to our Secretary not less than 30 days nor more than 60 days prior to the date of the annual meeting of shareholders; provided, however, that if less than 31 days’ notice of the annual meeting is given to shareholders, such written notice must be delivered to our Secretary not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders.  The notice must set forth (1) the name, age, business address and, if known, residence address of each nominee for election as a director, (2) the principal occupation or employment of each nominee, (3) the number of shares of Banner common stock which are beneficially owned by each such nominee, (4) such other information as would be required to be included pursuant to the Securities Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (5) as to the shareholder giving such notice (a) his or her name and address as they appear on our books and (b) the class and number of Banner shares which are beneficially owned by such shareholder.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ ALBERT H. MARSHALL

ALBERT H. MARSHALL SECRETARY

Walla Walla, Washington
March 25, 2016

. Appendix A
BANNER CORPORATION
AUDIT COMMITTEE CHARTER

I. Statement of Purpose

The Audit Committee (“Audit Committee” or “Committee”) is a standing committee of the Board of Directors (“Board”) of Banner Corporation and subsidiaries (“Corporation”).  The primary function of the Committee is to oversee the accounting and financial reporting processes of the Corporation and subsidiaries and the audits of the Corporation’s financial statements.  In addition, the Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to (a) the quality and integrity of financial reports and other financial information provided by the  Corporation and the Corporation’s systems of internal accounting and financial controls; (b) the registered public accounting firm (“independent auditor”) and the evaluation of the independent auditor’s qualifications, independence and performance; (c) the performance of the Corporation’s internal audit function; (d) the compliance by the Corporation with legal and regulatory requirements, including disclosure, controls and procedures; and (e) the fulfillment of the other responsibilities set forth herein.  The Committee shall also prepare the report of the Committee required to be included in the Corporation’s annual meeting proxy statement.

II. Composition

The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be an independent director, and free from any relationships that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment, as a member of the Committee.  Members of the Committee shall be appointed and removed by action of the Board.  All members of the Committee shall have a working familiarity with basic finance and accounting practices, including being able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement.  Member independence, experience and financial expertise will be in conformance with rules established by the SEC, NASDAQ Stock Market, FDIC, PCAOB and the AICPA.  The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified.  Unless a Chair is selected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

The Committee shall meet as often as it determines, but not less than four times per year.  As part of its job to foster open communication, the Committee shall meet periodically with management, the head of internal audit and the independent auditor in separate executive session to discuss any matters that the Committee or each of these groups believes should be discussed privately.  In addition, the Committee shall meet with the independent auditor and management quarterly to review the Corporation’s financial statements. The Committee may also meet separately with regulatory examiners.

A majority of the members of the Committee will constitute a quorum.  Any act of a majority of the members present at any meeting at which a quorum is present shall be an act of the Committee.

An agenda and supporting materials shall be sent to members prior to each meeting.  Minutes will be prepared to document the discharge of the Committee’s responsibilities.  The Committee shall make regular reports to the Board of Directors.

IV. Authority

The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered accounting firm shall report directly to the Committee.  The Audit Committee also has the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.  The Corporation will provide for appropriate funding, as determined by the Audit Committee, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (2) compensation to any advisers employed by the Audit Committee; and (3) ordinary administrative expenses of the Audit Committee.

V. Charter

At least annually, this charter will be reviewed and updated, as conditions dictate, with such changes submitted to the Board of Directors for approval.

VI. Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

Independent Auditor

1.
Approve all audit engagement fees and terms and all non-audit engagements with the independent auditor. The Committee may delegate authority to pre-approve non-audit services to one or more members of the Committee. If this authority is delegated, all approved non-audit services will be presented to the Committee at its next scheduled meeting.

2.
Ensure receipt directly from the independent auditor any and all reports and annually a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1.  On an annual basis, the Committee should review and discuss with the auditor any such relationships to determine the auditor’s independence and objectivity.  The Committee should take appropriate action to oversee the independence of the auditor.

3.	Not less than quarterly, consult with the independent auditor out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

4.
Ensure that the lead audit partner of the independent auditor and the audit partner responsible for reviewing the audit are rotated at least every five years or such shorter period as may be required by law, rule or regulation.

Financial Reporting Processes

5.
Review and discuss with financial management and the independent auditor the financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Corporation’s reports on Forms 10-Q and 10-K and annual reports to shareholders prior to any such report’s filing with the SEC or prior to the release of earnings. The Committee shall determine whether or not the audited financial statements should be included in the Corporation’s Form 10-K.

6.
Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

7.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies.

8.
Review and discuss with management and the independent auditor any major issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies  and  the  adequacy  of  disclosures  about  changes  in  internal  control  over  financial reporting.

9.
Review and discuss with management and the independent auditor the Corporation’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

10.	Review and discuss reports/presentations from the independent auditor on:

All critical accounting policies and practices to be used.

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

Other material written communication between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

11.
Review and discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such review may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and the chair of the Committee may represent the entire Committee for the purposes of this review.

12.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

13.
In coordination and consultation with the Board-level Risk Committee, discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

14.
Discuss with the independent auditor the matters required to be discussed by AU Section 380 relating to the conduct of the audit, including any difficulties encountered in the course  of  the  audit  work,  any  restrictions  on  the  scope  of  activities  or  access  to  requested information, and any significant disagreements with management.

15.
Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

16.	Review the minutes of the Corporation’s Disclosure Committee and consider, when practicable, having a member of the Audit Committee attend such meetings.

17.	Review the activities of and receive reports from the Compensation Committee to provide support and assurance of compliance with statutory requirements.

Internal Audit Function

18.	Review and approve the Internal Audit charter annually.

19.	Be responsible for recommendations to Management as to the appointment, annual review, compensation and replacement of the Director of Internal Audit.

20.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

21.
Review and discuss with the independent auditor and management the internal audit department responsibilities, including approval of the annual internal audit plan and budget, adequacy of staffing and any recommended changes in the planned scope of the internal audit.

22.	Ensure there are no unjustified restrictions or limitations on the internal audit function.

23.	Review the effectiveness of the internal audit activity.

Compliance

24.
Maintain procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employee or others of concerns regarding questionable accounting and auditing matters.

25.
Obtain from the independent auditor assurance that, if it detects or becomes aware of any illegal act, to assure that the Audit Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts.

26.
Obtain reports from management, the Director of Internal Audit, Senior Risk Management and Compliance Officer, Board-level Risk Committee and the independent auditor that the Corporation is in conformity with applicable legal requirements and the Corporation’s Code of Business Conduct and Ethics, which includes special ethics obligations for employees with financial reporting responsibilities. Advise the Board with respect to the Corporation’s policies and procedures regarding  compliance  with  applicable  laws  and  regulations  and  with  the  Corporation’s  Code  of Business Conduct and Ethics.

27.
Ensure that the Corporation conducts on an ongoing basis an appropriate review of all related party transactions and that all such transactions are approved by the Audit Committee or the Board-level Risk Committee and to initiate any special investigations of conflicts of interest and compliance with federal, state, local and foreign laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

28.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

29.	Review the significant results of regulatory examinations of the Corporation related to the Corporation’s financial statements, internal controls or accounting policies.

30.	Discuss with the Corporation’s Legal Counsel, when appropriate, legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

Other

31.	The Audit Committee shall, in a manner it deems appropriate, evaluate itself annually by comparing its performance with the requirements of the charter. The results shall be reported to the Board.

32.	The Audit Committee shall approve all material services to be performed by experts and consultants in support of internal audit activities.

33.	Discuss with management any second opinions sought from an accounting firm other than the Corporation's independent auditor, including the substance and reasons for seeking any such opinion.

34.	Review the Corporation's policies and procedures for regular review of the expense accounts of the Corporation's executive management.

35.
At its discretion, request that management, the independent auditor or the internal auditors undertake special projects or investigations which the Audit Committee deems necessary to fulfill its responsibilities.

36.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law; as the Committee or Board deems necessary or appropriate.

I. Limitations of Audit Committee's Roles

While the Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

Appendix B
COMPENSATION COMMITTEE CHARTER
FOR
THE COMPENSATION COMMITTEE
OF BANNER CORPORATION
AND
THE COMPENSATION COMMITTEE
OF BANNER BANK

I.  Purpose

The primary function of the Compensation Committee of Banner Corporation (“Corporation Compensation Committee”) and the Compensation Committee of Banner Bank (“Bank Compensation Committee,” and together with the Corporation Compensation Committee, the “Committees”) is to work together to coordinate the compensation paid to the directors, officers and employees of both Banner Corporation (“Corporation”) and Banner Bank (“Bank”).  In achieving this goal, the Committees shall operate separately but shall coordinate their efforts in order to achieve a coordinated policy.  The Corporation Compensation Committee shall set the policies and compensation levels for directors, officers and employees of the Corporation, while the Bank Compensation Committee shall set the policies and compensation levels for directors, officers and employees of the Bank.  The Committees shall coordinate their efforts to ensure that compensation policies are administered fairly and consistently.

II.  Composition

The Committees shall each be comprised of three or more directors as determined by the Board of Directors of the Corporation or the Bank, as appropriate.  Each member shall be an independent director of the respective entity, who is free from any relationships that, in the opinion of the relevant Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.  Member independence will be in conformity with rules established by the Securities and Exchange Commission and the National Association of Securities Dealers.  The Board shall also consider whether it is advisable for members of the Committees to also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any other standards of applicable law, rule or regulation.  The members of the Committees shall be elected by the Board of Directors of the Corporation or the Bank, as appropriate, at the annual organizational meeting of the relevant Board and shall serve until their successors are duly elected and qualified.  Unless a Chair is selected by the relevant Board, the members of each Committee may designate a Chair by majority vote of the full Committee membership.

III.  Meetings

The Committees shall each meet at least annually, or more frequently as circumstances dictate.  As part of the job to set executive compensation levels, each Committee should meet at least annually with the appropriate Chief Executive Officer in order to discuss the Chief Executive Officer’s evaluation of the senior officers and recommendations for compensation levels.  In addition to the separate meetings of the Corporation Compensation Committee and the Bank Compensation Committee, the Committees shall meet together at least annually, or more frequently as circumstances dictate, to ensure that compensation policies for the Corporation and the Bank are administered consistently.

IV.  Responsibilities and Duties

To fulfill its responsibilities and duties, each Committee shall (with the understanding that the Corporation Compensation Committee shall take all action with respect to the Corporation and the Bank Compensation Committee shall take all action with respect to the Bank):

Compensation Policies

1.	Develop guidelines and policies for director compensation, coordinating actions between the Corporation Compensation Committee and the Bank Compensation Committee.
2.	Develop guidelines and policies for executive compensation, coordinating actions between the Corporation Compensation Committee and the Bank Compensation Committee.
3.	Make regular reports to the appropriate Board of Directors.
4.	At least annually, review the compensation policies to ensure that they are effective in meeting goals for compensation and make new recommendations, as needed.
5.	Review and approve the list of a peer group of companies to which the Corporation and the Bank shall compare themselves for compensation purposes.
6.
If necessary, engage consultants, legal counsel or other advisers ("compensation advisers") to provide comparative information regarding compensation and benefits, and advice on issues involving laws and regulations governing compensation.

7.	Review and approve other large compensation expense categories such as employee benefit plans.
8.	At least annually, review and update (if necessary) this Charter, as conditions dictate.

Compensation

9.
Review director compensation levels and recommend, as necessary, changes in the compensation levels, with an equity ownership requirement in the Corporation based on the annual recommendation of the Committee.

10.
Receive and review an annual report from the Chief Executive Officer which includes the performance assessment for all senior officers and recommendations for compensation levels, and which also includes salary recommendations for all employees.

11.	Set compensation for all executive management officers, other than the Chief Executive Officer, based on the recommendations of the Chief Executive Officer.
12.
On an annual basis, review and approve goals and objectives relevant to compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine the Chief Executive Officer’s compensation based on this evaluation.  The Chief Executive Officer shall not be present during voting on deliberations on his/her compensation.

13.
Annually review and approve any (i) employment agreements, severance agreements and change in control agreements or provisions, in each case, when and if appropriate, and (ii) any special or supplemental benefits.

14.	Adopt, administer, approve and ratify awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.

Reporting

15.	Prepare a report on executive compensation for inclusion in the Corporation’s annual proxy statement, consulting with the Corporation’s legal counsel, if necessary.

V.  Compensation Advisers

Each Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation adviser retained by that Committee.  The Corporation and the Bank must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to an adviser retained by the Committee.  Prior to selecting or receiving advice from a compensation adviser, the appropriate Committee must take into account the following factors:

•	the provision of other services to the Corporation by the person that employs the compensation adviser;

•	the amount of fees received from the Corporation by the person that employs the compensation adviser, as a percentage of the total revenue of the person that employs the compensation adviser;

•	the policies and procedures of the person that employs the compensation adviser that are designed to prevent conflicts of interest;

•	any business or personal relationship of the compensation adviser with a member of the Committee;

•	any stock of the Corporation owned by the compensation adviser; and

•	any business or personal relationship of the compensation adviser or the person employing the adviser with an Executive Officer of the Corporation.

Although these factors must be considered, there is no requirement that when selecting or receiving advice from a compensation adviser, the compensation adviser must be independent.

Appendix C

BANNER CORPORATION
CHARTER OF THE
CORPORATE GOVERNANCE/NOMINATING COMMITTEE

I.
AUTHORIZATION:   The Corporate Governance Committee of the Board of Directors of Banner Corporation (the “Committee”) is authorized by a resolution of the Board of Directors approved at November 22, 2002, subject to the powers, duties and limitations as provided in this Charter, and shall remain in continuous existence until such time as it is dissolved by an act of the Board.

II.
PURPOSE:  The primary function of the Committee is to assure that the Corporation maintains the highest standards and best practices in all critical areas relating to the management of the business of the company.  To this end, the Committee will remain current with all of the pertinent rules and regulations applicable to the Corporation in order to meet the community’s expectations with respect to the governance of a public corporation.  The Committee is intended to be consistent with and fulfill the objectives of Public Law # 107-204 (Sarbanes-Oxley Act of 2002, or the “Act”) as issued July 30, 2002 and as it may be revised from time to time.

III.
DUTIES AND RESPONSIBILITIES:  The Committee will monitor and evaluate the practices and procedures of the Corporation and, when appropriate, advise the Board of Directors as may be required, relating to each of the following:

1.	The qualifications required of individuals proposed as candidates for the Board of Directors

2.	The process and procedures by which a candidate shall be nominated for election to the Board of Directors

3.	The size and composition of the Board of Directors, including procedures for filling Director positions vacated other than at the completion of an appointed term

4.	The duties and responsibilities of elected Board Members including

a.	Responsibilities to shareholders

b.	Attendance at meetings

c.	Avoidance of conflicts of interest and inappropriate transactions

5.	Director training and information resources including

a.	An orientation program for new directors

b.	Continuing education opportunities

c.	Clear and adequate reports

d.	Notification of significant events and transactions

6.	The form, composition and effectiveness of authorized Board committees under the same standards applied to the Board as a whole

7.
Membership, composition, qualifications, duties and obligations of subsidiary boards, subject to the requirements of the  Securities and Exchange Commission and Nasdaq, consistent with the standards of governance applicable to the entire Corporation

8.
Documentation of Board activities including the timing and content of board reports, board communication, documents retention, adequacy of minutes and committee deliberations including an effective summary of discussion points and dissenting opinions

9.	Meeting schedule and agendas, including the required frequency of meetings, materials supplied to members, minutes taken and other record keeping requirements

10.	Director access to management, employees, internal and external auditors, regulators and independent advisors

11.	Shareholder access to director information

12.	Evaluation of the Chief Executive Officer and senior management

13.	Management succession

14.	Creation and maintenance of the Corporation’s Code of Ethics including review, revision, disclosure, and application

IV.
COMPOSITION OF COMMITTEE:  The Committee will be composed of no less than three (3) members, each of whom shall be a member in good standing of the Board of Directors who is determined to be an Independent member of the Board as defined in the Act.  Members shall be appointed by the Board of Directors and shall serve at the will of the Board until dismissed.  Provided, however, that any Committee member who is determined to cease to be an Independent director, as that term is defined by the National Association of Security Dealers, will resign immediately from the Committee and that position will be filled by the Board at the first practicable opportunity.  Unless a Chair is selected by the Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

V.
COMMITTEE OPERATIONS: The Committee shall meet at intervals to be determined by the Committee but not less frequently than once each calendar quarter.  The Committee will conduct its meetings in an orderly manner and will memorialize its activities in the form of contemporaneous and permanently recorded minutes.  The Committee also will provide a report of its activities to the Board of Directors at the Board’s next regularly scheduled meeting or at the next practicable opportunity.

VI.
AUTHORITY TO DELEGATE: The Committee is responsible without limitation for the competent and responsible execution of the duties and obligations of the Committee. However, nothing herein is intended to prohibit the Committee from creating, at its discretion, sub-committees of the Committee or consulting with outside consultants, employees of the Corporation, or any other party selected in a good faith manner, provided that each such sub-committee will have as a member at least one Independent director.

VII.
NOMINATIONS FOR MEMBERS OF THE BOARD OF DIRECTORS: The Committee shall be responsible for recommending to the Board of Directors prospective candidates for election to the Board of Directors. In assessing the qualifications of prospective candidates, the Committee will:

1. Have sole authority to retain and terminate search firms, including the approval of all fees and contract terms

2. Set board member qualifications

3. Interview nominees

4. Determine whether or not a candidate would qualify as an independent board member

VIII.
EVALUATIONS OF BOARD MEMBERS AND EXECUTIVES:  The Committee will establish criteria for evaluation of members of the Board and the senior executives of the Corporation and will oversee an annual evaluation of the board and the executives.  The Committee will retain the exclusive right to retain outside consulting firms to assist in such evaluation and will retain the sole authority to set the fees and terms of such engagements, including particularly the sole authority to terminate any such engagement.

IX.	OVERSIGHT OF CONDUCT AND ETHICS: The Committee will enact procedures and policies intended to assure the acts of the Corporation comply with all applicable laws and regulations relating to:

1.	Compliance with laws and regulations

2.	Conflicts of interest

3.	Full, accurate and timely disclosures

4.	Ethics programs and compliance training and education

5.	Insider trading involving securities issued by the Corporation

6.	Corporate opportunities guidelines

7.	Competition and fair dealing

8.	Human resources, including issues of discrimination, harassment, health and safety)

9.	Customer confidentiality and privacy

10.	Protection and proper use of company assets

11.	Community/public relations

X	INDEPENDENCE: The Committee reports directly to the Board of Directors of the Corporation.

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes [X] with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 26, 2016.
  Vote by Internet
   • Go to www.investorvote.com/Banner
   • Or scan the QR code with your smartphone
   • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the
USA, US territories & Canada on a touch tone
telephone
• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors	For	Withhold		For	Withhold		For	Withhold
	01 - Robert D. Adams (for three-year term)	☐	☐	02-Connie R. Collingsworth (for three-year term)	☐	☐	03 - Gary Sirmon (for three-year term)	☐	☐
	04 - Brent A. Orrico (for three-year term)	☐	☐	05 - Spencer C. Fleischer (for three-year term)	☐	☐	06 - Doyle L. Arnold (for three-year term)	☐	☐
	07 - Roberto R. Herencia (for two-year term)	☐	☐	08 - David I. Matson (for two-year term)	☐	☐	09 - Michael J. Gillfillan (for one-year term)	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory approval of the compensation of Banner Corporation's named executive officers.	☐	☐	☐	3. The ratification of the Audit Committee's selection of Moss Adams LLP as the independnet auditor for the year ending December 31, 2016.	☐	☐	☐

4. In their discretion, upon such other matters as may properly come before the meeting.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1. — Please keep signature within the box.	Signature 2. — Please keep signature within the box.

2016 Annual Meeting Admission Ticket
2016 Annual Meeting of
Banner Corporation Shareholders
April 26, 2016 10:00 A.M. Local Time
Marcus Whitman Hotel
6 West Rose
Walla Walla, Washington
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — BANNER CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
April 26, 2016
10:00 a.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gordon E. Budke and David A. Klaue, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Banner Corporation (“Banner”) which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Marcus Whitman Hotel, 6 West Rose, Walla Walla, Washington, on Tuesday, April 26, 2016, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

The Board of Directors recommends a vote “FOR” all propositions.

This proxy also provides voting instructions to the Trustees of the Banner Corporation 401(k) Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the propositions stated. If any other business is presented at such meeting, this proxy will be voted by the directors named above in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority to the directors named above to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Banner at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above-signed acknowledges receipt from Banner prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 25, 2016 and the 2016 Annual Report to Shareholders.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR
COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

.IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[X]

Annual Meeting Proxy Card

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3.

1.	Election of Directors	For	Withhold		For	Withhold		For	Withhold
	01 - Robert D. Adams (for three-year term)	☐	☐	02-Connie R. Collingsworth (for three-year term)	☐	☐	03 - Gary Sirmon (for three-year term)	☐	☐
	04 - Brent A. Orrico (for three-year term)	☐	☐	05 - Spencer C. Fleischer (for three-year term)	☐	☐	06 - Doyle L. Arnold (for three-year term)	☐	☐
	07 - Roberto R. Herencia (for two-year term)	☐	☐	08 - David I. Matson (for two-year term)	☐	☐	09 - Michael J. Gillfillan (for one-year term)	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory approval of the compensation of Banner Corporation's named executive officers.	☐	☐	☐	3. The ratification of the Audit Committee's selection of Moss Adams LLP as the independnet auditor for the year ending December 31, 2016.	☐	☐	☐

4. In their discretion, upon such other matters as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Banner Corporation

ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2016

This Proxy is Solicited by the Board of Directors

The undersigned hereby appoints Gordon E. Budke and David A. Klaue, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Banner Corporation (“Banner”) which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Marcus Whitman Hotel, 6 West Rose, Walla Walla, Washington, on Tuesday, April 26, 2016, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Banner at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. (Items to be voted appear on reverse side.)